                                                                     Exhibit 4.4

================================================================================

                        SUNTECH POWER HOLDINGS CO., LTD.

                                       and

                            WILMINGTON TRUST COMPANY

                         as Trustee and Securities Agent

                         -------------------------------

                                    INDENTURE

                          Dated as of February 12, 2007

                        --------------------------------

                          $500,000,000 Principal Amount

                     0.25% CONVERTIBLE SENIOR NOTES DUE 2012

================================================================================

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----

I.       DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................      1

         1.01     Definitions....................................................................................      1
         1.02     Other Definitions..............................................................................      6
         1.03     Incorporation by Reference of Trust Indenture Act..............................................      8
         1.04     Rules of Construction..........................................................................      9

II.      THE SECURITIES..........................................................................................      9

         2.01     Form and Dating................................................................................      9
         2.02     Execution and Authentication...................................................................     10
         2.03     Registrar, Paying Agent and Conversion Agent...................................................     10
         2.04     Paying Agent to Hold Money in Trust............................................................     11
         2.05     Securityholder Lists...........................................................................     11
         2.06     Transfer and Exchange..........................................................................     11
         2.07     Replacement Securities.........................................................................     12
         2.08     Outstanding Securities.........................................................................     12
         2.09     Securities Held by the Company or an Affiliate.................................................     13
         2.10     Temporary Securities...........................................................................     13
         2.11     Cancellation...................................................................................     14
         2.12     Defaulted Interest.............................................................................     14
         2.13     CUSIP Numbers..................................................................................     14
         2.14     Deposit of Moneys..............................................................................     14
         2.15     Book-Entry Provisions for Global Securities....................................................     15
         2.16     Special Transfer Provisions....................................................................     16
         2.17     Restrictive Legends............................................................................     17
         2.18     Ranking........................................................................................     17

III.     REDEMPTION AND REPURCHASE...............................................................................     17

         3.01     Right of Redemption............................................................................     17
         3.02     Notices to Trustee and the Securities Agent....................................................     18
         3.03     Selection of Securities to be Redeemed.........................................................     18
         3.04     Notice of Redemption...........................................................................     19
         3.05     Effect of Notice of Redemption.................................................................     20
         3.06     Deposit of Redemption Price....................................................................     21
         3.07     Securities Redeemed in Part....................................................................     21
         3.08     [reserved].....................................................................................     21
         3.09     Purchase of Securities at Option of the Holder.................................................     21
         3.10     Repurchase at Option of Holder Upon a Fundamental Change.......................................     25
         3.11     Conversion Arrangement on Call for Redemption..................................................     32

IV.      COVENANTS...............................................................................................     33

         4.01     Payment of Securities..........................................................................     33
         4.02     Maintenance of Office or Agency................................................................     33
         4.03     Rule 144A Information and Annual Reports.......................................................     34
         4.04     Compliance Certificate.........................................................................     35
         4.05     Stay, Extension and Usury Laws.................................................................     35
         4.06     Corporate Existence............................................................................     35
         4.07     Notice of Default..............................................................................     35
         4.08     Further Instruments and Acts...................................................................     35
         4.09     Delivery of Ordinary Shares....................................................................     36

V.       SUCCESSORS..............................................................................................     36

         5.01     When Company May Merge, etc. ....................................................................   36
         5.02     Successor Substituted..........................................................................     36

VI.      DEFAULTS AND REMEDIES...................................................................................     36

         6.01     Events of Default..............................................................................     36
         6.02     Acceleration...................................................................................     38
         6.03     Other Remedies.................................................................................     39
         6.04     Waiver of Past Defaults........................................................................     39
         6.05     Control by Majority............................................................................     40
         6.06     Limitation on Suits............................................................................     40
         6.07     Rights of Holders to Receive Payment...........................................................     40
         6.08     Collection Suit by Trustee.....................................................................     41
         6.09     Trustee May File Proofs of Claim...............................................................     41
         6.10     Priorities.....................................................................................     41
         6.11     Undertaking for Costs..........................................................................     42

VII.     TRUSTEE AND SECURITIES AGENT............................................................................     42

         7.01     Duties of Trustee and the Securities Agent.....................................................     42
         7.02     Rights of Trustee and the Securities Agent.....................................................     43
         7.03     Individual Rights of Trustee and the Securities Agent..........................................     45
         7.04     Disclaimer of the Trustee and the Securities Agent.............................................     45
         7.05     Notice of Defaults.............................................................................     45
         7.06     Reports by Trustee to Holders..................................................................     45
         7.07     Compensation and Indemnity.....................................................................     46
         7.08     Replacement of Trustee or the Securities Agent.................................................     47
         7.09     Successor Trustee by Merger, etc. ..............................................................    48
         7.10     Eligibility; Disqualification..................................................................     48
         7.11     Preferential Collection of Claims Against Company..............................................     48

VIII.    DISCHARGE OF INDENTURE..................................................................................     48

         8.01     Termination of the Obligations of the Company..................................................     48

         8.02     Application of Trust Money.....................................................................     49
         8.03     Repayment to Company...........................................................................     49
         8.04     Reinstatement..................................................................................     49

IX.      AMENDMENTS..............................................................................................     50

         9.01     Without Consent of Holders.....................................................................     50
         9.02     With Consent of Holders........................................................................     51
         9.03     Compliance with Trust Indenture Act............................................................     52
         9.04     Revocation and Effect of Consents..............................................................     52
         9.05     Notation on or Exchange of Securities..........................................................     52
         9.06     Trustee and Securities Agent Protected.........................................................     53
         9.07     Effect of Supplemental Indentures..............................................................     53

X.       CONVERSION..............................................................................................     53

         10.01    Conversion Privilege; Restrictive Legends......................................................     53
         10.02    Conversion Procedure and Payment Upon Conversion...............................................     56
         10.03    Taxes on Conversion............................................................................     60
         10.04    Company to Provide Ordinary Shares And ADSs....................................................     61
         10.05    Adjustment of Conversion Rate..................................................................     62
         10.06    No Adjustment..................................................................................     71
         10.07    Other Adjustments..............................................................................     72
         10.08    Adjustments for Tax Purposes...................................................................     72
         10.09    Notice of Adjustment...........................................................................     73
         10.10    Notice of Certain Transactions.................................................................     73
         10.11    Effect of Reclassifications, Business Combinations, Asset Sales And Other Corporate Events on
                  Conversion Privilege...........................................................................     73
         10.12    Disclaimer of the Trustee, the Conversion Agent and the Securities Agent.......................     75
         10.13    Rights Distributions Pursuant To Anti-Takeover Provisions......................................     75
         10.14    Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection
                  With Make-Whole Fundamental Changes............................................................     76

XI.      TAX TREATMENT...........................................................................................     79

         11.01    Tax Treatment..................................................................................     79
         11.02    Tax Withholding Obligations....................................................................     79

XII.     MISCELLANEOUS...........................................................................................     79

         12.01    Trust Indenture Act Controls...................................................................     79
         12.02    Notices........................................................................................     79
         12.03    Communication  by Holders with Other Holders...................................................     81
         12.04    Certificate and Opinion as to Conditions Precedent.............................................     81
         12.05    Statements Required in Certificate or Opinion..................................................     81
         12.06    Rules by Trustee and Agents....................................................................     81
         12.07    Legal Holidays.................................................................................     82
         12.08    Duplicate Originals............................................................................     82

12.09    Governing Law..................................................................................     82
12.10    Submission to Jurisdiction.....................................................................     82
12.11
12.12    Judgment Currency..............................................................................     83
12.13    No Adverse Interpretation of Other Agreements..................................................     83
12.14    Successors.....................................................................................     83
12.15    Separability...................................................................................     83
12.16    Table of Contents, Headings, Etc...............................................................     83
12.17    Calculations in Respect of the Securities......................................................     84
12.18    No Personal Liability of Directors, Officers, Employees or Shareholders........................     84

Exhibit A     -   Form of Global Security
Exhibit B-1   -   Form of Private Placement Legend
Exhibit B-2   -   Form of Legend for Global Security
Exhibit C     -   Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D     -   Form of Opinion of Counsel in Connection With Registration
                  of Securities
Exhibit E     -   Projected Payment Schedule

                              CROSS-REFERENCE TABLE

  TIA                                                                   Indenture
Section                                                                  Section
-------                                                                 ---------
310  (a)(1)...........................................................  7.10
     (a)(2)...........................................................  7.10
     (a)(3)...........................................................  N.A.
     (a)(4)...........................................................  N.A.
     (a)(5)...........................................................  N.A.
     (b)..............................................................  7.08; 7.10; 12.02
     (c)..............................................................  N.A.
311  (a)..............................................................  7.11
     (b)..............................................................  7.11
     (c)..............................................................  N.A.
312  (a)..............................................................  2.05
     (b)..............................................................  12.03
     (c)..............................................................  12.03
313  (a)..............................................................  7.06
     (b)(1)...........................................................  N.A.
     (b)(2)...........................................................  7.06
     (c)..............................................................  7.06; 12.02
     (d)..............................................................  7.06
314  (a)..............................................................  4.03
     (b)..............................................................  N.A.
     (c)(1)...........................................................  12.04
     (c)(2)...........................................................  12.04
     (c)(3)...........................................................  N.A.
     (d)..............................................................  N.A.
     (e)..............................................................  12.05
     (f)..............................................................  N.A.
315  (a)..............................................................  7.01(B)
     (b)..............................................................  7.05; 12.02
     (c)..............................................................  7.01(A)
     (d)..............................................................  7.01(C)
     (e)..............................................................  6.11
316  (a) (last sentence)..............................................  2.09
     (a)(1)(A)........................................................  6.05
     (a)(1)(B)........................................................  6.04
     (a)(2)...........................................................  N.A.
     (b)..............................................................  6.07
     (c)..............................................................  N.A.
317  (a)(1)...........................................................  6.08
     (a)(2)...........................................................  6.09
     (b)..............................................................  2.04
318(a)................................................................  12.01

            INDENTURE, dated as of February 12, 2007, between Suntech Power Holdings Co., Ltd., a company incorporated under the laws of the Cayman Islands (the "COMPANY") and Wilmington Trust Company, as trustee (the "TRUSTEE") and securities agent (the "SECURITIES AGENT").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 0.25% Convertible Senior Notes due 2012 (the "SECURITIES").

                 I. DEFINITIONS AND INCORPORATION BY REFERENCE

      1.01 DEFINITIONS.

            The term "ADDITIONAL INTEREST" has the meaning ascribed to it in the Registration Rights Agreement.

            "ADS" means the Company's American depositary shares, each representing one Ordinary Share.

            "ADS DEPOSITARY" means The Bank of New York, as the depositary under the Deposit Agreement.

            "ARTICLES OF ASSOCIATION" means the Second Amended and Restated Memorandum and Articles of Association of the Company adopted on October 26, 2005, as amended from time to time.

            "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

            "ASSET SALE MAKE-WHOLE FUNDAMENTAL CHANGE" means a sale, transfer, lease, conveyance or other disposition (other than a Permitted Transfer) of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

            "BID SOLICITATION AGENT" means a Company-appointed agent that performs calculations as set forth in ARTICLE X and PARAGRAPHS 1 and 10 of the Securities.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee and the Securities Agent.

            "CLOSING SALE PRICE" means the price per ADS on the relevant date, determined (a) on the basis of the closing sale price per ADS (or if no closing sale price per ADS is reported, the average of the bid and ask prices per ADS or, if more than one in either case, the average of the average bid and the average ask prices per ADS) on such date on the New York Stock Exchange or other U.S. principal national securities exchange on which the ADSs are listed; or (b) if the ADSs are not listed on a U.S. national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or
(c) if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm's-length transaction, for each such ADS.

            "COMPANY" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

            "COMPANY ORDER" or "COMPANY REQUEST" means a written request or order signed on behalf of the Company by any one Officer.

            "CONVERSION PRICE" means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

            "CONVERSION RATE" shall initially be 20.5074 ADSs per $1,000 principal amount of Securities, subject to adjustment as provided in ARTICLE X.

            "CORPORATE TRUST OFFICE" shall mean with respect to the Trustee and the Securities Agent, Wilmington Trust Company, 100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attention: Suntech; or any other address that the Trustee or the Securities Agent may designate with respect to itself from time to time by notice to the Company and the Securityholders.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

            "DEPOSIT AGREEMENT" means the Deposit Agreement, dated as of December 13, 2005, among the Company, The Bank of New York, as ADS depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder, as supplemented by the Restricted ADS Facility Letter.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

            "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

            "INDEBTEDNESS" of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in CLAUSES (a) THROUGH (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in CLAUSES (a) THROUGH (g).

            "INDENTURE" means this Indenture as amended or supplemented from time to time.

            "INITIAL PURCHASERS" means UBS Securities LLC, Goldman Sachs (Asia) L.L.C. and ABN AMRO Bank N.V., Hong Kong Branch and N M Rothschild & Sons (Hong
Kong) Limited, each trading as ABN AMRO Rothschild..

            "ISSUE DATE" means February 12, 2007.

            "MAKE-WHOLE FUNDAMENTAL CHANGE" means an Asset Sale Make-Whole Fundamental Change, an Ordinary Share Change Make-Whole Fundamental Change or a Voting Share Change Make-Whole Fundamental Change that occurs before Maturity Date.

            "MARKET DISRUPTION EVENT" means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for the ADSs of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating solely to the ADSs.

            "MATURITY DATE" means February 15, 2012.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer or the Secretary of the Company.

            "OFFICER'S CERTIFICATE" means a certificate signed by any one Officer of the Company.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

            "ORDINARY SHARE" means the ordinary shares, $0.01 par value per share, of the Company, or such other Share Capital of the Company into which the Company's Ordinary Share is reclassified or changed.

            "ORDINARY SHARE CHANGE MAKE-WHOLE FUNDAMENTAL CHANGE" means any transaction or series of related transactions (other than a Listed Share Business Combination), in connection with which (whether by means of an exchange offer, liquidation, dissolution, winding up, tender offer, consolidation, merger, reconstruction, amalgamation, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Ordinary Shares (including Ordinary Shares represented by ADSs) are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

            "PERMITTED TRANSFER" shall mean any transfer of property or assets between or among one or more Subsidiaries or from one or more Subsidiaries to the Company.

            "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated February 7, 2007 between the Company and the Initial Purchasers.

            "PURCHASE NOTICE" means a Purchase Notice in the form set forth in the Securities.

            "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "REDEMPTION DATE" means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

            "REDEMPTION PRICE" means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between the Company and the Initial Purchasers.

            "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee or the Securities Agent, any officer within the corporate trust department of the Trustee or the Securities Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Securities Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

            "RESTRICTED ADS FACILITY LETTER" means the letter agreement dated as of February 12, 2007, and between the Company and The Bank of New York, as ADS Depository.

            "RESTRICTED SECURITY" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "SCHEDULED TRADING DAY" means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange on which the ADSs are listed.

            "SECURITIES" means the 0.25% Convertible Senior Notes due 2012 issued by the Company pursuant to this Indenture.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

            "SECURITIES AGENT" means Wilmington Trust Company, in its capacity as Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent.

            "SHARE CAPITAL" of any Person means any and all shares, interests, participations or other equivalents (however designated) of share capital of such Person and all warrants or options to acquire such share capital.

            "SIGNIFICANT SUBSIDIARY" with respect to any person means any subsidiary of such person that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

            "SUBSIDIARY" means (i) a corporation a majority of whose Share Capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended and in effect from time to time, except as provided in
Section 9.03 of this Indenture.

            "TRADING DAY" means any day during which all of the following conditions are satisfied: (i) trading in the ADSs generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the ADSs is provided on the New York Stock Exchange or, if the ADSs are not then listed on the New York Stock Exchange, on the principal other U.S. national securities exchange on which the ADSs are then listed.

            "TRADING PRICE" means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Company for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company, which may include any or all of the Initial Purchasers or their Affiliates; provided, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Company can reasonably obtain only one (l) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Company cannot reasonably obtain at least one (1) such bid, or if, in reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Company are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such date shall be deemed to be equal to the product of
(I) the Conversion Rate in effect on such date and (II) 97% of the Closing Sale Price on such date.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor serving hereunder.

            "VOTING SHARE" of any Person means the total voting power of all classes of the Share Capital of such Person.

            "VOTING SHARE CHANGE MAKE-WHOLE FUNDAMENTAL CHANGE" means any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Dr. Zhengrong Shi, is or becomes the "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Shares of the Company, or if Dr. Zhengrong Shi or any "group" (as that term is used in Sections 13(d) or 14(d) of the Exchange Act) of which he is a part is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 60% or more of the Voting Shares of the Company.

      1.02 OTHER DEFINITIONS.

           Term                                                   Defined In Section
           ----                                                   ------------------
"ACQUIRER STOCK CONVERSION RIGHT ADJUSTMENT"....................         10.14
"ACQUISITION OF VOTING CONTROL" ................................          3.10
"ADDITIONAL AMOUNTS"............................................         10.03
"ADJUSTMENT DETERMINATION DATE".................................         10.05
"ADJUSTMENT EVENT"..............................................         10.05
"AGGREGATE AMOUNT"..............................................         10.05
"APPLICABLE INCREASE"...........................................         10.14
"APPLICABLE PRICE"..............................................         10.14
"BANKRUPTCY LAW"................................................          6.01
"BCF ADJUSTMENT CAP"............................................         10.06
"BCF MAKE-WHOLE CAP"............................................         10.14

"BUSINESS DAY"..................................................         12.07
"CASH AMOUNT"...................................................         10.02
"CASH SETTLEMENT AVERAGING PERIOD"..............................         10.02
"CHANGE IN CONTROL".............................................          3.10
"CONVERSION AGENT"..............................................          2.03
"CONVERSION AMOUNT".............................................         10.02
"CONVERSION DATE"...............................................         10.02
"CONVERSION OBLIGATION".........................................         10.02
"CONVERSION SETTLEMENT DATE"....................................         10.02
"CONVERSION SETTLEMENT DISTRIBUTION"............................         10.02
"CONVERSION VALUE"..............................................         10.01
"CPDI REGULATIONS"..............................................         11.01
"CUSTODIAN".....................................................          6.01
"DAILY CONVERSION VALUE"........................................         10.02
"DAILY NET SHARES"..............................................         10.02
"DAILY PRINCIPAL RETURN"........................................         10.02
"DAILY VWAP"....................................................         10.02
"DETERMINATION DATE"............................................         10.05
"DISTRIBUTED PROPERTY"..........................................         10.05
"DISTRIBUTION DATE".............................................         10.05
"EFFECTIVE DATE"................................................         10.14
"EVENT OF DEFAULT"..............................................          6.01
"EX DATE".......................................................         10.05
"EXPIRATION DATE"...............................................         10.05
"EXPIRATION TIME"...............................................         10.05
"FUNDAMENTAL CHANGE"............................................          3.10
"FUNDAMENTAL CHANGE NOTICE".....................................          3.10
"FUNDAMENTAL CHANGE REPURCHASE DATE"............................          3.10
"FUNDAMENTAL CHANGE REPURCHASE PRICE"...........................          3.10
"FUNDAMENTAL CHANGE REPURCHASE RIGHT"...........................          3.10
"GLOBAL SECURITY"...............................................          2.01
"INTEREST"......................................................          1.04
"JUDGMENT CURRENCY".............................................         12.12
"LEGAL HOLIDAY".................................................         12.07
"LISTED SHARE BUSINESS COMBINATION".............................          3.10
"MAKE-WHOLE APPLICABLE INCREASE"................................         10.14
"MAKE-WHOLE CONVERSION PERIOD"..................................         10.14
"MAKE-WHOLE CONSIDERATION"......................................         10.14
"NET SHARES"....................................................         10.02
"NOTICE OF DEFAULT".............................................          6.01
"NOTE MEASUREMENT PERIOD".......................................         10.01
"OPTION PURCHASE DATE"..........................................          3.09
"OPTION PURCHASE NOTICE"........................................          3.09

"OPTION PURCHASE PRICE".........................................          3.09
"PARTICIPANTS"..................................................          2.15
"PAYING AGENT"..................................................          2.03
"PHYSICAL SECURITIES"...........................................          2.01
"PRINCIPAL RETURN"..............................................         10.02
"PRIVATE PLACEMENT LEGEND"......................................          2.17
"PURCHASE AT HOLDER'S OPTION"...................................          3.01
"PURCHASED SHARES"..............................................         10.05
"RECORD DATE"...................................................         10.05
"REDEMPTION"....................................................          3.01
"REFERENCE PROPERTY"............................................         10.11
"RELEVANT DATE".................................................         10.05
"RELEVANT TAXING JURISDICTION"..................................         10.03
"REGISTRAR".....................................................          2.03
"REPURCHASE UPON FUNDAMENTAL CHANGE"............................          3.01
"RESALE RESTRICTION TERMINATION DATE"...........................          2.17
"RIGHTS"........................................................         10.05
"SETTLEMENT NOTICE PERIOD"......................................         10.02
"SPIN-OFF"......................................................         10.05
"TAX LEGEND"....................................................          2.17
"TERMINATION OF TRADING"........................................          3.10
"TRADING PRICE CONDITION".......................................         10.01
"UNDERLYING SHARES".............................................         10.05
"VWAP MARKET DISRUPTION EVENT"..................................         10.02
"VWAP TRADING DAY"..............................................         10.02

      1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC;

            "INDENTURE SECURITIES" means the Securities;

            "INDENTURE SECURITY HOLDER" means a Securityholder or a Holder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE  TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;
              and

            "OBLIGOR" on the indenture securities means the Company or any successor.

            All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

      1.04 RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means "including without limitation";

                  (v) words in the singular include the plural and in the plural include the singular;

                  (vi) provisions apply to successive events and transactions;

                  (vii) the term "INTEREST" includes additional interest, unless the context otherwise requires or the terms of the Registration Rights Agreement provide otherwise;

                  (viii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

                  (ix) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

                               II. THE SECURITIES

      2.01 FORM AND DATING.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, provided such notations, legends or endorsements are in form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

            Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Securities Agent as hereinafter provided and bearing the legends set forth in EXHIBITS B-1, B-2 and B-3. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the

Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $500,000,000.

            Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES") and, if applicable, bearing any legends required by
SECTION 2.17.

      2.02 EXECUTION AND AUTHENTICATION.

            One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

            A Security's validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $500,000,000. The aggregate principal amount of the Securities outstanding at any time may not exceed $500,000,000.

            Upon receipt of a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(B).

            The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as the Trustee to deal with the Company and its Affiliates.

            The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

      2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

            The Company shall maintain, or shall cause to be maintained, (i) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), (ii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("PAYING AGENT") and
(iii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "REGISTRAR" includes any co-Registrar; the term "PAYING AGENT" includes any additional paying agent; and the term "CONVERSION AGENT" includes any additional conversion agent.

            The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Securities Agent of the name and address of any such agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

            The Company initially appoints the Securities Agent as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

            The Company initially appoints The Depositary Trust Company to act as Depositary with respect to the Securities.

      2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

            Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

      2.05 SECURITYHOLDER LISTS.

            The Securities Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Securities Agent is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee and the Securities Agent on or before each interest payment date and at such other times as the Trustee or the Securities Agent may request in writing a list, in such form and as of such date as the Trustee or the Securities Agent, as the case may be, may reasonably require, of the names and addresses of Securityholders appearing in the security register of the Registrar.

      2.06 TRANSFER AND EXCHANGE.

            Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities upon the Trustee's receipt of a Company Order therefor. The Company or the Securities Agent, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of twenty (20) days before selecting, pursuant to SECTION 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Securities selected for Redemption under
SECTION 3.04 and ending at the close of business on the day of such mailing or
(iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

            No service charge shall be made for any transfer or exchange of Securities, except that the Company or the Securities Agent may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 9.05 or 10.02, or ARTICLE III, not involving any transfer.

      2.07 REPLACEMENT SECURITIES.

            If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Securities Agent, the Trustee and the Company to indemnify and hold harmless the Company, the Trustee and the Securities Agent from any loss which any of them may suffer if such Security is replaced. The Securities Agent, Trustee and the Company may charge such Holder for their expenses in replacing a Security.

            In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

            Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.08.

      2.08 OUTSTANDING SECURITIES.

            Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Except to the extent provided in SECTION 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

            If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

            If the Paying Agent (other than the Company) holds on the Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase

Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture. Notwithstanding the foregoing, a Holder shall be entitled to convert a Security on the Maturity Date, provided such Security has not been surrendered for payment upon maturity.

            If a Security is converted in accordance with ARTICLE X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

      2.09 SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

            In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee or the Securities Agent, as applicable, shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee or the Securities Agent, as applicable, knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.09 if the pledgee establishes, to the satisfaction of the Trustee or the Securities Agent, as applicable, the pledgee's right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute or uncertainty as to whether the pledgee has established the foregoing, the Trustee and the Securities Agent may rely on the advice of counsel or on an Officer's Certificate.

      2.10 TEMPORARY SECURITIES.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities in exchange for temporary

Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

      2.11 CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

      2.12 DEFAULTED INTEREST.

            If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen
(15) calendar days before the record date, the Company shall mail to the Trustee and Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this SECTION 2.12.

      2.13 CUSIP NUMBERS.

            The Company in issuing the Securities may use one or more "CUSIP" numbers, and, if so, the Trustee and the Securities Agent shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee or the Securities Agent as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee and the Securities Agent of any change in the CUSIP numbers.

      2.14 DEPOSIT OF MONEYS.

            Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be.

      2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

            (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in SECTION 2.17.

            Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and the Securities Agent and any agent of the Company, the Trustee and the Securities Agent as the absolute owner of the Global Security for all purposes whatsoever and the beneficial owners of the Securities will be entitled only to those rights and benefits afforded to them in accordance with the Depositary's regular operating procedures. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Securities Agent or any agent of the Company, the Trustee or the Securities Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or its nominee, as the case may be, or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

            (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to SECTION 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (D) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(B) shall, except as otherwise provided by SECTION 2.16, bear the Private Placement Legend.

            (E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (F) Notwithstanding any other provisions in this Indenture, so long as a security is a Global Security, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such Security.

      2.16 SPECIAL TRANSFER PROVISIONS.

            (A) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (B) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee, the Securities Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness, under the Securities Act, of the "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Securities Agent a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend, a Company Order and an Opinion of Counsel in the form of EXHIBIT D hereto, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the "Shelf Registration Statement" (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any "Subsequent Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Securities Agent a notice of effectiveness and an Opinion of Counsel in the form of EXHIBIT D hereto. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee and the Securities Agent, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

            (C) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (D) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee and the Securities Agent).

      2.17 RESTRICTIVE LEGENDS.

            Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "PRIVATE PLACEMENT LEGEND") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the "RESALE RESTRICTION TERMINATION DATE").

            Each Global Security shall also bear the legend as set forth in EXHIBIT B-2.

      2.18 RANKING.

            The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

                         III. REDEMPTION AND REPURCHASE

      3.01 RIGHT OF REDEMPTION.

            (A) Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

                  (i) with respect to a repurchase at the Company's option, in accordance with PARAGRAPHS 6 AND 7 of the Securities (a
            "REDEMPTION"),

                  (ii) with respect to a repurchase at the Holder's option, in accordance with PARAGRAPH 8 of the Securities (a "PURCHASE AT HOLDER'S OPTION") and

                  (iii) with respect to any repurchase upon a Fundamental
            Change, in accordance with PARAGRAPH 9 of the Securities (a "REPURCHASE UPON FUNDAMENTAL CHANGE"),

            in each case in accordance with the applicable provisions of this
      ARTICLE III.

            (B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this
ARTICLE III.

            (C) The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after February 15, 2010, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that (1) the Closing Sale Price for at least twenty (20) Trading Days in the thirty (30) consecutive Trading Day period ending on the date one (1) Trading Day prior to any day the Company gives a notice of Redemption is greater than one hundred and thirty percent (130%) of the applicable Conversion Price of the Securities, on the date of such notice and (2) that in no event shall any Redemption Date be a Legal Holiday; provided further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

            (D) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

      3.02 NOTICES TO TRUSTEE AND THE SECURITIES AGENT.

            If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee and the Securities Agent of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee and the Securities Agent by the Company at least fifteen (15) days prior to the mailing, in accordance with SECTION 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee and the Securities Agent).

      3.03 SELECTION OF SECURITIES TO BE REDEEMED.

            If the Company has elected to redeem less than all of the Securities pursuant to PARAGRAPH 6 of the Securities, the Securities Agent shall, promptly after receiving the notice specified in SECTION 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of the Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

            The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.

      3.04 NOTICE OF REDEMPTION.

            At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

            The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

                  (iii) the Conversion Rate and the Conversion Price;

                  (iv) the names and addresses of the Paying Agent and the
            Conversion Agent;

                  (v) that the right to convert the Securities called for
            Redemption will terminate at the close of business on the third
            (3rd) Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption;

                  (vi) that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

                  (vii) the paragraph of the Securities pursuant to which the
            Securities are to be redeemed;

                  (viii) that Securities called for Redemption must be
            surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

                  (ix) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the third (3rd) Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

                  (x) the CUSIP number or numbers, as the case may be, of the
            Securities.

            The right, pursuant to ARTICLE X, to convert Securities called for Redemption shall terminate at the close of business on the third (3rd) Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

            At the Company's request, upon reasonable prior written notice, the Trustee shall mail the notice of Redemption in the Company's name and at the Company's expense; provided, however, that the form and content of such notice shall be prepared by the Company.

      3.05 EFFECT OF NOTICE OF REDEMPTION.

            Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

            If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

            Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in SECTION 3.04) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Redemption). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

      3.06 DEPOSIT OF REDEMPTION PRICE.

            Prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

      3.07 SECURITIES REDEEMED IN PART.

            Any Security to be submitted for Redemption only in part shall be delivered pursuant to SECTION 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

            If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

      3.08 [RESERVED].

      3.09 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

            (A) At the option of the Holder thereof, the Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to PARAGRAPH 8 of the Securities on February 15, 2010 (the "OPTION PURCHASE Date"), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the "OPTION PURCHASE PRICE"), plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding the Option Purchase Date), upon:

                  (i) delivery to the Company (if it is acting as its own Paying
            Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the Option Purchase Date until the close of business on the third (3rd) Business Day immediately preceding the Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                        (a) the certificate number(s) of the Securities which
                  the Holder will deliver to be purchased, if such Securities are in certificated form;

                        (b) the principal amount of Securities to be purchased,
                  which must be $1,000 or an integral multiple thereof; and

                        (c) that such principal amount of Securities are to be
                  purchased as of the Option Purchase Date pursuant to the terms and conditions specified in PARAGRAPH 8 of the Securities and in this Indenture; and

                  (ii) delivery to the Company (if it is acting as its own
            Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefore plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding the Option Purchase Date need not surrender such Securities in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

            If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

            Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

            Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this SECTION 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the third (3rd) Business Day immediately preceding the Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.09(B)(VII).

            The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (B) The Company shall give notice (the "OPTION PURCHASE NOTICE") on a date not less than twenty (20) Business Days prior to the Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law. Such notice shall state:

                  (i) the Option Purchase Price plus accrued and unpaid
            interest, if any, to, but excluding, the Option Purchase Date and the Conversion Rate;

                  (ii) the names and addresses of the Paying Agent and the
            Conversion Agent;

                  (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION
            3.09 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option;

                  (iv) that Securities (together with any necessary
            endorsements) must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder's Option;

                  (v) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the third Business Day after the later of the Option Purchase Date or the time of delivery of the Security as described in CLAUSE (iv) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date;

                  (vi) the procedures the Holder must follow to exercise rights under this SECTION 3.09 (including the name and address of the Paying Agent) and a brief description of those rights;

                  (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the third (3rd) Business Day immediately preceding the Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on the Option Purchase Date pursuant to a Purchase at Holder's Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form,
            (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the

            Purchase Notice delivered by such Holder in accordance with this
            SECTION 3.09, which amount must be $1,000 or an integral multiple thereof;

                  (viii) that on and after the Option Purchase Date (unless
            there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder's Option), interest on Securities subject to Purchase at Holder's Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder's Option; and

                  (ix) the CUSIP number or numbers, as the case may be, of the
            Securities.

            At the Company's request, upon reasonable prior written notice, the Trustee shall mail such Option Purchase Notice in the Company's name and at the Company's expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

            No failure of the Company to give an Option Purchase Notice shall limit any Holder's right pursuant hereto to exercise its rights to require the Company to purchase such Holder's Securities pursuant to a Purchase at Holder's Option.

            (C) Subject to the provisions of this SECTION 3.09, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, with respect to each Security subject to Purchase at Holder's Option to the Holder thereof as promptly as practicable, but in no event later than the third (3rd) Business Day after the later of the Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date.

            (D) Prior to 10:00 A.M., New York City time on the Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with
SECTION 2.04) money, in funds immediately available on the Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, of all of the Securities that are to be purchased by the Company on the Option Purchase Date pursuant to a Purchase at Holder's Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

            (E) Once the Purchase Notice has been duly delivered in accordance with this SECTION 3.09, the Securities to be purchased pursuant to the Purchase at Holder's Option shall, on the Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder's Option), such Securities shall cease to bear interest, and all rights of the Holders or such Securities shall terminate, other than the right to receive, in accordance herewith, the such consideration.

            (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.09 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder's Option.

            (G) If any Security subject to Purchase at Holder's Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

            (H) Any Security which is to be submitted for Purchase at Holder's Option only in part shall be delivered pursuant to this SECTION 3.09 (with, if the Company or the Securities Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder's Option.

            (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder's Option or a Default arising from the Company's failure to provide the applicable Option Purchase Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of such consideration or arising from the Company's failure to provide the applicable Option Purchase Notice).

            (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

      3.10 REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

            (A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the "FUNDAMENTAL CHANGE REPURCHASE RIGHT"), at such Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with SECTION 3.10(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

            (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                  (a) the certificate number(s) of the Securities which the
            Holder will deliver to be repurchased, if such Securities are in certificated form;

                  (b) the principal amount of Securities to be repurchased,
            which must be $1,000 or an integral multiple thereof; and

                  (c) that such principal amount of Securities are to be
            repurchased pursuant to the terms and conditions specified in PARAGRAPH 9 of the Securities and in this Indenture; and

            (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

            If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

            Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

            Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this SECTION 3.10(A) to the Company (if it is acting as its own

Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the third
(3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.10(B)(xi).

            The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the "FUNDAMENTAL CHANGE NOTICE") of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and the Securities Agent and shall publicly announce, through a reputable national newswire service in the United States, and publish on the Company's website, such Fundamental Change Notice.

            Each Fundamental Change Notice shall state:

                  (i) the events causing the Fundamental Change;

                  (ii) the date of such Fundamental Change;

                  (iii) the Fundamental Change Repurchase Date;

                  (iv) the date by which the Fundamental Change Repurchase Right must be exercised;

                  (v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

                  (vi) the names and addresses of the Paying Agent and the
            Conversion Agent;

                  (vii) a description of the procedures which a Holder must
            follow to exercise the Fundamental Change Repurchase Right;

                  (viii) that, in order to exercise the Fundamental Change
            Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

                  (ix) that the Fundamental Change Repurchase Price, plus
            accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than the third (3rd) Business Day after the later of such Fundamental Change Repurchase Date and the time of delivery of the

            Security (together with all necessary endorsements) as described in CLAUSE (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accreted and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

                  (x) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

                  (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the third (3rd) Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change,
            (III) the certificate number(s) of the Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this SECTION 3.10, which amount must be $1,000 or an integral multiple thereof;

                  (xii) the Conversion Rate and any adjustments to the
            Conversion Rate that will result from such Fundamental Change;

                  (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION
            3.10 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

                  (xiv) the CUSIP number or numbers, as the case may be, of the
            Securities.

            At the Company's request, upon reasonable prior written notice, the Trustee shall mail such Fundamental Change Notice in the Company's name and at the Company's expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

            No failure of the Company to give a Fundamental Change Notice shall limit any Holder's right pursuant hereto to exercise a Fundamental Change Repurchase Right.

            (C) Subject to the provisions of this SECTION 3.10, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the third (3rd) Business Day after the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

            (D) Prior to 10:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

            (E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this SECTION 3.10, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

            (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.10 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.10 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

            (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

            (H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this SECTION 3.10 (with, if the Company or the Securities Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Securities Agent duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

            (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change or a Default arising from the Company's failure to provide the applicable Fundamental Change Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of such consideration or arising from the Company's failure to provide the applicable Fundamental Change Notice).

            (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

            (K) As used herein and in the Securities, a "FUNDAMENTAL CHANGE" shall be deemed to have occurred upon the occurrence of either a "Change in Control" or a "Termination of Trading."

                  (i) A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as:

                        (a) any "person" or "group" (as such terms are used in
                  Sections 13(d) and 14(d) of the Exchange Act), other than Dr. Zhengrong Shi, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Voting Shares of the Company, or if Dr. Zhengrong Shi or any "group" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) of which he is a part is or becomes the

                  "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 60% or more of the Voting Shares of the Company; or

                        (b) there occurs a sale, transfer, lease, conveyance or
                  other disposition (other than a Permitted Transfer) of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                        (c) the Company consolidates or amalgamates with, merges
                  with or into, or are reconstructed into another person or any person consolidates or amalgamates with, or merges with or into, or is reconstructed into the Company, unless either:

                              (1) the persons that "beneficially owned" (as such
                        term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company's Voting Share immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation's Voting Share representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Share of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such transaction; or

                              (2) at least ninety percent (90%) of the
                        consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock, shares or American depositary shares representing such shares and any associated rights traded on a U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction), and, as a result of such consolidation, amalgamates or merger, the Securities become convertible solely (except as to any cash payments for the Principal Return, and cash in lieu of fractional shares due upon conversion) into such common stock, shares or American depositary shares representing such shares, and associated rights (such a consolidation, amalgamates or merger that satisfies the conditions set forth in this CLAUSE (2), a "LISTED SHARE BUSINESS COMBINATION"), subject to the full or partial cash settlement of the Company's Conversion Obligation; or

                        (d) the following persons cease for any reason to
                  constitute a majority of the Company's Board of Directors:

                              (1) individuals who on the Issue Date constituted
                        the Company's Board of Directors; and

                              (2) any new directors whose election to the
                        Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                        (e) the Company is liquidated, dissolved or wound up or
                  the holders of the Company's Share Capital approve any plan or proposal for the liquidation, dissolution or winding up of the Company.

                  (ii) A "TERMINATION OF TRADING" shall be deemed to occur when neither the ADSs of the Company (or other securities into which the Securities are then convertible) nor the Ordinary Shares represented by the ADSs are listed for trading on a U.S. national securities exchange.

      3.11 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

            In connection with a Redemption of Securities, the Company may arrange, in lieu of Redemption, for the purchase and conversion of any Securities called for Redemption by an agreement with one or more investment banks or other purchasers to purchase all or a portion of such Securities by paying, on or before 10:00 A.M., New York City time on the Redemption Date, to the Paying Agent in trust for the Holders whose Securities are to be so purchased, an amount of money, in funds immediately available on the Redemption Date, that, together with any amounts deposited with the Paying Agent by the Company for Redemption of such Securities, is not less than the aggregate Redemption Price, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this ARTICLE III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price or such accrued and unpaid interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in ARTICLE
X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for Redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the Redemption of Securities. Without the prior written consent of the Trustee, the Securities Agent and the Paying Agent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee, the Securities Agent, or the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee, the Securities Agent and the Paying Agent from, and hold them harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including counsel fees and expenses) incurred by the Trustee, the Securities Agent or the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture except to the extent arising from their bad faith, willful misconduct or negligence, as determined by a court with competent jurisdiction in a final decision.

                                 IV. COVENANTS

      4.01 PAYMENT OF SECURITIES.

            The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with SECTION 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

            The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

      4.02 MAINTENANCE OF OFFICE OR AGENCY.

            The Company will maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Securities Agent or an affiliate of the Securities Agent, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee and the Securities Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee and the Securities Agent with the address thereof; such presentations and surrenders may be made or served at the applicable Corporate Trust Office of the Securities Agent. The Company will maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee and the Securities Agent of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the applicable Corporate Trust Office of the Securities Agent as an agency of the Company in accordance with SECTION 2.03.

      4.03 RULE 144A INFORMATION AND ANNUAL REPORTS.

            (A) At any time when the Company is not subject to, or is in violation of, Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Securities Agent and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or ADSs issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or ADSs pursuant to Rule 144A; provided, however, that the Company shall not be obligated to provide such information if none of the outstanding Securities constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. The Company shall take such further action as any Holder or beneficial holder of such Securities or ADSs may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or ADSs in accordance with Rule 144A, as such rule may be amended from time to time.

            (B) The Company shall deliver to the Trustee and the Securities Agent, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act, a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) or the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee or the Securities Agent any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee and the Securities Agent if the Company files such report with the SEC through the SEC's EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and the Securities Agent and each Holder, within thirty (30) calendar days after the date the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA Section 314(a).

      4.04 COMPLIANCE CERTIFICATE.

            The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company's annual report (whether on Form 20-F under the Exchange Act or another appropriate form) for such fiscal year, certificate of two (2) or more Officers as required by TIA Section 314(a)(4), stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities (without regard to any period of grace or requirement of notice hereunder or thereunder). If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

      4.05 STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      4.06 CORPORATE EXISTENCE.

            Subject to ARTICLE V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

      4.07 NOTICE OF DEFAULT.

            Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee and the Securities Agent.

      4.08 FURTHER INSTRUMENTS AND ACTS.

            Upon request of the Trustee or the Securities Agent, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      4.09 DELIVERY OF ORDINARY SHARES.

            The Company will deliver to the ADS custodian, such Ordinary Shares required for the issuance of the ADSs by the ADS Depositary upon conversion of the Securities, plus written delivery instructions (if requested by the ADS Depositary or the ADS custodian) for such ADSs and any other information or documentation required by the ADS Depositary the ADS custodian in connection with each deposit of the Ordinary Shares and issuance and delivery of the ADSs.

                                 V. SUCCESSORS

      5.01 WHEN COMPANY MAY MERGE, ETC.

            The Company shall not consolidate or amalgamate with, or merge with or into or reconstruct into or enter into other similar arrangements with, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and
(iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

            The Company shall deliver to the Trustee and the Securities Agent prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer's Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

      5.02 SUCCESSOR SUBSTITUTED.

            Upon any consolidation, amalgamation, merger, reconstruction or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

                           VI. DEFAULTS AND REMEDIES

      6.01 EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" occurs if:

            (i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

            (ii) the Company fails to pay an installment of interest or additional interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

            (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant hereto;

            (iv) the Company fails to timely provide a Fundamental Change Notice or an Option Purchase Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, SECTION 10.14(D);

            (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

            (vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of thirty million dollars ($30,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

            (vii) the Company or any of its Subsidiaries fails, within sixty
      (60) days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds fifty million dollars ($50,000,000), which are not stayed on appeal;

            (viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

                  (B) appoints a Custodian of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

                  (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company,

      and, in the case of each of the foregoing clauses (A), (B) and (C) of this
      SECTION 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

      The term "BANKRUPTCY LAW" means the bankruptcy laws of the respective jurisdictions of incorporation of the Company and the Significant Subsidiaries for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      A Default under CLAUSE (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT." If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

      6.02 ACCELERATION.

      If an Event of Default (excluding an Event of Default specified in SECTION 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in

SECTION 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest (including additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest (including and additional interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee and the Securities Agent under SECTION 7.07 have been paid.

      6.03 OTHER REMEDIES.

            Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

      6.04 WAIVER OF PAST DEFAULTS.

            Subject to SECTIONS 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under SECTION 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture. This SECTION 6.04 shall be in lieu of TIA Section 316(a)(1)(B), and, as permitted by the TIA, TIA
Section 316(a)(l)(B) is hereby expressly excluded from this Indenture.

      6.05 CONTROL BY MAJORITY.

            The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, this SECTION 6.05 shall be in lieu of TIA
Section 316(a)(1)(A), and, as permitted by the TIA, TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture.

      6.06 LIMITATION ON SUITS.

            Except as provided in SECTION 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

                  (i) the Holder gives to the Trustee written notice of a
            continuing Event of Default;

                  (ii) the Holders of at least twenty five percent (25%) in
            aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

                  (iv) the Trustee does not comply with the request within sixty
            (60) days after receipt of such notice, request and offer of indemnity; and

                  (v) during such sixty (60) day period, the Holders of a
            majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

      6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

      6.08 COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in SECTION 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

      6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

            The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      6.10 PRIORITIES.

            If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

First:   to the Trustee and the Securities Agent for amounts due under SECTION
         7.07;

Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:   the balance, if any, to the Company

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this SECTION 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

      6.11 UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

                        VII. TRUSTEE AND SECURITIES AGENT

      7.01 DUTIES OF TRUSTEE AND THE SECURITIES AGENT.

            (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (B) The Trustee, except during the continuance of an Event of Default, and the Securities Agent:

                  (i) need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Securities Agent; and

                  (ii) in the absence of bad faith, willful misconduct or
            negligence on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Securities Agent, as the case may be, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Securities Agent, the Trustee or the Securities Agent, as the case may be, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (C) Neither the Trustee nor the Securities Agent may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) neither the Trustee nor the Securities Agent shall be
            liable for any error of judgment made in good faith by a Responsible Officer thereof, unless it is conclusively determined by a court of competent jurisdiction that the Trustee or the Securities Agent, as the case may be, was negligent in ascertaining the pertinent facts; and

                  (ii) the Trustee shall be not liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

            (D) Every provision of this Indenture that in any way relates to the Trustee or the Securities Agent is subject to the provisions of this SECTION 7.01.

            (E) Neither the Trustee nor the Securities Agent shall be liable for interest on any money received by it except as the Trustee or the Securities Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Trustee or the Securities Agent shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee or the Securities Agent, as applicable, pursuant to the written instructions of the Company reasonably satisfactory to the Trustee or the Securities Agent, as applicable.

      7.02 RIGHTS OF TRUSTEE AND THE SECURITIES AGENT.

            (A) Subject to SECTION 7.01, each of the Trustee and the Securities Agent may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor the Securities Agent need investigate any fact or matter stated in the document; if, however, the Trustee or the Securities Agent shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

            (B) Before the Trustee or the Securities Agent acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. Neither the Trustee nor the Securities Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. No such Officer's Certificate or Opinion of Counsel shall be at the expense of the Trustee or the Securities Agent.

            (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

            (D) Each of the Trustee and the Securities Agent may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (E) Each of the Trustee and the Securities Agent may act through agents or attorneys, and neither the Trustee nor the Securities Agent shall be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (F) Neither the Trustee nor the Securities Agent shall be liable for any action it takes, suffers or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

            (G) Neither the Trustee nor the Securities Agent shall have any duty to inquire as to the performance of the Company with respect to the covenants contained in ARTICLE IV. In addition, neither the Trustee nor the Securities Agent shall be deemed to have knowledge of a Default, Event of Default, Fundamental Change or Make-Whole Fundamental Change except (i) with respect to the Trustee, any Default or Event of Default occurring pursuant to SECTIONS 6.01(i) or 6.01(ii) or (ii) any Default, Event of Default, Fundamental Change, Make-Whole Fundamental Change of which a Responsible Officer of the Trustee or the Securities Agent, as the case may be, shall have received written notification from a Securityholder or the Company of the circumstances constituting the same and stating so in such written notifications, or obtained actual knowledge. Except as otherwise provided herein, the Trustee and the Securities Agent may, in the absence of such actual knowledge or receipt of such written notification, conclusively assume that there is no Default, Event of Default, Fundamental Change or Make-Whole Fundamental Change. Delivery of reports, information and documents to the Trustee or the Securities Agent under
ARTICLE IV (other than SECTIONS 4.04 and 4.07) is for informational purposes only and the receipt by the Trustee or the Securities Agent of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which each of the Trustee and the Securities Agent is entitled to rely on Officer's Certificates).

            (H) Subject to SECTION 7.01(A), neither the Trustee nor the Securities Agent shall be under any obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee or the Securities Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Agent, as applicable, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (I) The rights, privileges, protections, immunities and benefits given to the Trustee and the Securities Agent, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or the Securities Agent, as applicable, in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

            (J) The Trustee or the Securities Agent may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (K) Neither the Trustee nor the Securities Agent shall be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

            (L) Neither the Trustee nor the Securities Agent shall have any duty
(i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

            (M) The rights of the Trustee and the Securities Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Trustee nor the Securities Agent shall be answerable other than for its negligence or willful misconduct in the performance of such act.

            (N) Neither the Trustee nor the Securities Agent shall be required to give any bond or surety in respect of the execution of the powers granted hereunder.

      7.03 INDIVIDUAL RIGHTS OF TRUSTEE AND THE SECURITIES AGENT.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with SECTIONS 7.10 and 7.11.

      7.04 DISCLAIMER OF THE TRUSTEE AND THE SECURITIES AGENT.

            Neither the Trustee nor the Securities Agent makes any representation as to the validity or adequacy of this Indenture or the Securities; neither the Trustee nor the Securities Agent shall be accountable for the Company's use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

      7.05 NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

      7.06 REPORTS BY TRUSTEE TO HOLDERS.

            Within sixty (60) days after each May 15, beginning with May 15, 2007, the Trustee shall mail to each Securityholder if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

      7.07 COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee and the Securities Agent from time to time such compensation for their services as shall be agreed upon in writing. Neither the Trustee's nor the Securities Agent's compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Securities Agent upon request for all reasonable out-of-pocket expenses incurred by them pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the agents and counsel of the Trustee and the Securities Agent.

            The Company shall indemnify each of the Trustee and the Securities Agent against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee or the Securities Agent) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. Each of the Trustee and the Securities Agent shall notify the Company promptly of any claim for which it may seek indemnification. Failure by the Trustee and/or the Securities Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or the Securities Agent through the negligence, bad faith or willful misconduct of the Trustee or the Securities Agent as the case may be and as determined by a court of competent jurisdiction in a final decision.

            Notwithstanding anything herein to the contrary, to the extent permitted by the TIA, in no event shall the Trustee or the Securities Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits), even if the Trustee or the Securities Agent, as applicable, has been advised of the likelihood of such losses or damages and regardless of the form of action.

            To secure the Company's payment obligations in this SECTION 7.07, the Trustee and the Securities Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or the Securities Agent, except that held in trust to pay amounts due on particular Securities.

            The indemnity obligations of the Company with respect to the Trustee and the Securities Agent provided for in this SECTION 7.07 shall survive any resignation or removal of the Trustee or the Securities Agent, as applicable.

            When the Trustee or the Securities Agent incurs expenses or renders services after an Event of Default specified in SECTION 6.01(VIII) or (IX) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      7.08 REPLACEMENT OF TRUSTEE OR THE SECURITIES AGENT.

            A resignation or removal of the Trustee or the Securities Agent and appointment of a successor Trustee or successor Securities Agent shall become effective only upon such successor's acceptance of appointment as provided in this SECTION 7.08.

            Each of the Trustee and the Securities Agent may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee or the Securities Agent by so notifying the Trustee or the Securities Agent, as applicable, and the Company in writing and may appoint a successor Trustee or successor Securities Agent with the Company's consent. The Company may remove the Trustee or the Securities Agent if:

                  (i) the Trustee or the Securities Agent, as applicable, fails to comply with SECTION 7.10; or

                  (ii) the Trustee or the Securities Agent, as applicable, is adjudged a bankrupt or an insolvent; or

                  (iii) a receiver or other public officer takes charge of the
            Trustee or the Securities Agent, as applicable, or its property; or

                  (iv) the Trustee or the Securities Agent, as applicable,
            becomes incapable of acting.

            If the Trustee or the Securities Agent resigns or is removed or if a vacancy exists in the office of Trustee or of the Securities Agent for any reason, the Company shall promptly appoint a successor Trustee or Securities Agent, as the case may be.

            If a successor Trustee or successor Securities Agent, as applicable, does not take office within thirty (30) days after the retiring Trustee or retiring Securities Agent, as applicable, resigns or is removed, the retiring Trustee or retiring Securities Agent, as applicable, may, at the Company's expense, and the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may, petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Securities Agent, as applicable.

            If the Trustee or the Securities Agent fails to comply with SECTION 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee or the

Securities Agent, as applicable, and the appointment of a successor Trustee or successor Securities Agent, as applicable.

            Each successor Trustee or successor Securities Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Securities Agent, as applicable, and to the Company. Thereupon, the resignation or removal of the retiring Trustee or the retiring Securities Agent, as applicable, shall become effective, and the successor Trustee or successor Securities Agent, as applicable, shall have all the rights, powers and duties of the Trustee or the Securities Agent, as applicable, under this Indenture. The successor Trustee or successor Securities Agent, as applicable, shall mail a notice of its succession to Securityholders. The retiring Trustee or retiring Securities Agent, as applicable, shall promptly transfer all property held by it as Trustee or Securities Agent, as applicable, to the successor Trustee or successor Securities Agent, as applicable, subject to the lien provided for in
SECTION 7.07. Notwithstanding any replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

      7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee or the Securities Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Securities Agent, as applicable, if such successor corporation is otherwise eligible hereunder.

      7.10 ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee and a Securities Agent hereunder, each of which (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA
Section 310(b).

      7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                          VIII. DISCHARGE OF INDENTURE

      8.01 TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

            This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION
2.07 hereof) have been delivered to the Securities Agent for cancellation or
(ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder's Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee and the Securities Agent all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee and the Securities Agent an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15,
2.16, 2.17, 3.05, 3.09, 3.10, 4.01, 4.02, 4.05, 7.07 and 7.08 and ARTICLES VIII
and X shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

      8.02 APPLICATION OF TRUST MONEY.

            The Trustee or Paying Agent, as applicable, shall hold in trust all money deposited with it pursuant to SECTION 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

      8.03 REPAYMENT TO COMPANY.

            The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, the Securities that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published (in no event later than five (5) days after the Company's written request for repayment) once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

      8.04 REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money in accordance with SECTIONS 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS
8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTIONS 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                 IX. AMENDMENTS

      9.01 WITHOUT CONSENT OF HOLDERS.

            The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

                  (i) to comply with SECTIONS 5.01 and 10.11;

                  (ii) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

                  (iii) to evidence and provide the acceptance to the
            appointment of a successor Trustee under this Indenture;

                  (iv) to secure the obligations of the Company in respect of the Securities;

                  (v) to add to the covenants of the Company described in this
            Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

                  (vi) to make provisions with respect to adjustments to the
            Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture; and

                  (vii) to make any changes of a formal, minor or technical
            nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders of the Securities in any material respect.

            In addition, the Company, the Trustee and the Securities Agent may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

      9.02 WITH CONSENT OF HOLDERS.

            The Company may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to SECTIONS 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, may not:

                  (i) change the stated maturity of the principal of, or the payment date of any installment of interest or additional interest on any Security;

                  (ii) reduce the principal amount of, or any premium, interest or additional interest on, any Security;

                  (iii) change the place, manner or currency of payment of
            principal of, or any premium, interest or additional interest on, any Security;

                  (iv) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

                  (v) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to ARTICLE III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

                  (vi) modify the provisions of SECTION 2.18 in a manner adverse to Holders;

                  (vii) adversely affect the right of Holders to convert
            Securities in accordance with ARTICLE X;

                  (viii) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

                  (ix) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this indenture or the Securities or a waiver of any Default or Event of Default; or

                  (x) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

            Promptly after an amendment, supplement or waiver under SECTION 9.01 or this SECTION 9.02 becomes effective, the Company shall mail, or cause to be mailed, to

Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

            It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

      9.04 REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to SECTION 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

            Nothing in this SECTION 9.04 shall impair the Company's rights pursuant Section 9.01 to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such
SECTION 9.01.

      9.05 NOTATION ON OR EXCHANGE OF SECURITIES.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a new Security that reflects the changed terms.

      9.06 TRUSTEE AND SECURITIES AGENT PROTECTED.

            The Trustee and the Securities Agent shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE IX; provided, however, that neither the Trustee nor the Securities Agent need sign any amendment, supplement or waiver authorized pursuant to this ARTICLE IX that adversely affects the rights, duties, liabilities or immunities of the Trustee or the Securities Agent, as applicable. Each of the Trustee and the Securities Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

      9.07 EFFECT OF SUPPLEMENTAL INDENTURES.

            Upon the due execution and delivery of any supplemental indenture in accordance with this ARTICLE IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in SECTIONS 9.02 and 9.04, every Holder of Securities shall be bound thereby.

                                 X. CONVERSION

      10.01 CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

            (A) Subject to the provisions of ARTICLE III, the Securities shall be convertible into cash, ADSs or a combination of cash and ADSs in accordance with this ARTICLE X and as set forth below if any of the following conditions are satisfied:

                  (i) Conversion Based on Closing Sale Price of ADSs. The
            Securities may be surrendered for conversion into cash, ADSs or a combination of cash and ADSs on any Business Day of a calendar quarter after the calendar quarter ending March 31, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price of the Securities in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this SECTION 10.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this SECTION 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

                  (ii) Conversion Upon Satisfaction of Trading Price Condition.
            The Securities may be surrendered for conversion into cash, ADSs or a combination of cash and ADSs during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the

            "NOTE MEASUREMENT PERIOD") in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the "TRADING PRICE Condition"). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the "CONVERSION VALUE" per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

                  (iii) Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 of the Securities may be surrendered for conversion into cash, ADSs or a combination of cash and ADSs; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the third (3rd) Business Day immediately preceding the Redemption Date.

                  (iv) Conversion Upon Certain Distributions. If the Company
            takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to SECTIONS 10.05(B), 10.05(C), 10.05(D) or 10.05(E), the Securities may be surrendered for conversion into cash, ADSs or a combination of cash and ADSs beginning on the date the Company mails the notice to the Holders as provided in SECTION 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in SECTION 10.05(E)), effective date or expiration date, as the case may be, of the applicable transaction or until the Company announces that such transaction will not take place.

                  (v) Conversion Upon Occurrence of Certain Corporate
            Transactions. If either:

                        (a) a Fundamental Change or a Make-Whole Fundamental
                  Change occurs; or

                        (b) the Company is a party to a consolidation, merger,
                  binding share exchange, reconstruction, amalgamation or other similar arrangement pursuant to which Ordinary Shares (including Ordinary Shares represented by ADSs) would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may be surrendered for conversion into cash, ADSs or a combination of cash and ADSs at any time during the period that begins on, and includes, the date that is thirty (30) Scheduled Trading Days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in SECTION 10.01(C)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash, ADSs or a combination of cash and ADSs at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash, ADSs or a combination of cash and ADSs at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

                  (vi) Conversion During Specified Period. The Securities may be
            surrendered for conversion into cash, ADSs or a combination of cash and ADSs at any time during the periods (i) from, and including, January 15, 2010 to, and including, the third Business Day preceding February 15, 2010, and (ii) from, and including, November 15, 2011 to, and including, the third Business Day preceding February 15, 2012.

            (B) The initial Conversion Rate shall be 20.5074 shares of ADSs per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with this ARTICLE X.

            (C) Whenever any event described in SECTION 10.01 shall occur which shall causes the Securities to become convertible as provided in this ARTICLE X, the Company shall promptly deliver, in accordance with SECTION 12.02, written notice of the convertibility of the Securities to the Trustee, the Securities Agent, the Conversion Agent and each Holder and shall, as soon practicable, but in no event later than the open of business on the first Business Day following the date the Securities shall become convertible as provided in this ARTICLE X as a result of such event, publicly announce, through a reputable national newswire service in the United States, and publish on the Company's website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:

                  (i) a description of such event;

                  (ii) a description of the periods during which the Securities shall be convertible as provided in this ARTICLE X as a result of such event;

                  (iii) the anticipated effective date of such event, if
            applicable; and

                  (iv) the procedures Holders must follow to convert their
            Securities in accordance with this ARTICLE X, including the name and address of the Conversion Agent.

            (D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

            (E) Any ADSs that are issued upon conversion of a Security shall bear the Private Placement Legend until the earlier of the second anniversary of the later of the issue date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

      10.02 CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

            (A) To convert a Security, a Holder must satisfy the requirements of PARAGRAPH 10 of the Securities. Upon conversion of a Holder's Security, the Company shall deliver cash, ADSs or a combination of cash and ADSs to such Holder as follows, provided that all Holders' rights with respect to conversion of the Securities and the Company's obligation to deliver ADSs at the Conversion Rate upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Company' right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to this
SECTION 10.02:

                  (i) the Company shall give notice, which shall be irrevocable, to Holders through the Conversion Agent of the method it will choose to satisfy its Conversion Obligation at any time on or before the date that is the second (2nd) Scheduled Trading Day following the Conversion Date (such period, the "SETTLEMENT NOTICE PERIOD") provided that if the related Conversion Date occurs during the period that begins, and includes, the twenty-seventh (27th) Scheduled Trading Day preceding February 15, 2012, such notice of the Company's election shall be given to Holders no later than the twenty-eighth (28th) Scheduled Trading Day prior to February 15, 2012. If the Company fails to provide notice within the Settlement Notice Period, the Company shall satisfy its Conversion Obligation only in ADSs (and cash in lieu of fractional ADSs). If the Company chooses to satisfy any portion of its Conversion Obligation in cash, it will specify the amount to be satisfied in cash as a percentage of the Conversion Obligation or as a fixed dollar amount for each $1,000 principal amount of the Securities. The Company shall treat all Holders converting on the same calendar day in the same manner; however, the Company shall not have any obligation to settle Conversion Obligation arising on different calendar day as in the same manner.

                  (ii) The Company may, in lieu of sending individual notices of its election, send one notice, which shall be irrevocable, to all Holders (with a copy to the Conversion Agent and the Trustee) of the method the Company chooses to satisfy its Conversion Obligation with respect to (i) all conversions of Securities that have been selected for redemption; and (ii) all conversions of Securities that occur on or after the twenty-seventh (27) Scheduled Trading Day preceding February 15, 2012.

                  (iii) The consideration to be paid upon the conversion of any
            Security ("CONVERSION SETTLEMENT DISTRIBUTION") shall consist of cash, ADSs or a combination thereof, as selected by the Company, to be computed and delivered as set forth below:

                        (a) if the Company elects to satisfy the entire
                  Conversion Obligation in ADSs, the Conversion Settlement Distribution shall be a number of ADSs equal to (A) the aggregate principal amount of the Securities to be converted divided by $1,000, multiplied by (B) the Conversion Rate, plus cash for any fractional shares pursuant to SECTION 10.02(B);

                        (b) if the Company elects to satisfy the entire
                  Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

                              (1) a number equal to the product of (x) the
                        aggregate principal amount of Securities to be converted divided by $1,000, multiplied by (y) the Conversion Rate; and

                              (2) the average Daily VWAP of the ADSs during the
                        twenty (20) consecutive VWAP Trading Day period beginning on and including: (i) for Securities converted during the period that begins, and includes, the twenty-seventh (27) Scheduled Trading Day immediately preceding February 15, 2012, the twenty-fourth (24) Scheduled Trading Day immediately preceding February 15, 2012; and (ii) in all other instances, the second (2) VWAP Trading Day immediately after the Conversion Date (such twenty (20) consecutive VWAP Trading Day period being the "CASH SETTLEMENT AVERAGING PERIOD"); and

                        (c) if the Company elects to satisfy a percentage or a
                  fixed amount (other than 100%) of the Conversion Obligation per $1,000 principal amount of Securities in cash, the Conversion Settlement Distribution shall consist of (1) the amount of cash so elected ("CASH AMOUNT"), provided that if such Cash Amount exceeds the Conversion Amount of the Securities being converted, then the Company shall deliver such Conversion Amount in cash in lieu of such Cash Amount, and (2) a number of ADSs per $1,000 principal amount of Securities equal to the sum, for each VWAP Trading Day of the Cash Settlement Averaging Period, of the greater of:

                              (x) zero, and

                              (y) a number of ADSs determined by the following
                        formula:

(Daily VWAP of ADSs on such VWAP Trading Day x the Conversion Rate) - Cash
                                     Amount
--------------------------------------------------------------------------
                Daily VWAP of ADSs on such VWAP Trading Day x 20

                        (d) The Company shall settle its Conversion Obligation
                  (1) on the fifth (5th) Scheduled Trading Day following the final VWAP Trading Day of the related Cash Settlement Averaging Period if it elects to satisfy its Conversion Obligation partially or entirely in cash, or (2) as soon as practicable but in no event later than the fifth (5th) Scheduled Trading Day, after the last day of the Settlement Notice Period (each date of settlement of the Company's Conversion Obligation being a "CONVERSION SETTLEMENT DATE").

                        (e) "CONVERSION AMOUNT" means the average of the
                  products for each VWAP Trading Day of the Cash Settlement Averaging Period of (i) the Conversion Rate in effect on such day multiplied by (ii) the Daily VWAP of the ADSs on such day multiplied by (iii) the aggregate principal amount of Securities to be converted divided by $1,000.

                  "DAILY VWAP" of the ADSs means, for each of the 20 consecutive VWAP Trading Days during each Cash Settlement Averaging Period, the per ADS volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page STP.N equity> AQR (or any equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the principal trading market for our ADSs to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one ADS on such VWAP Trading Day as the Board of Directors determines in good faith using a volume-weighted method.

                  "VWAP TRADING DAY" means a day during which (i) trading in the ADSs generally occurs on the principal U.S. national securities exchange on which the ADSs are listed and (ii) there is no VWAP Market Disruption Event. If the ADSs are not so listed, then "VWAP Trading Day" means a Business Day.

                  "VWAP MARKET DISRUPTION EVENT" means (i) a failure by the principal U.S. national securities exchange or market on which the ADSs are listed to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the ADSs for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

            (B) The Company shall not deliver a fractional ADS upon conversion of a Security. However, if the Company elects to satisfy the entire Conversion Obligation with ADSs, the Company shall pay cash for all fractional ADSs (calculated on an aggregate basis for the Securities surrendered by a Holder for conversion) based on the Closing Sale Price of the ADS on the last day of the Settlement Notice Period. Similarly, if the Company elects to satisfy a percentage or fixed amount of the Conversion Obligation in cash, the Company shall pay cash for all fractional ADS (calculated on an aggregate basis for the Securities surrendered by a Holder for conversion) based on the Daily VWAP of the ADSs on the last VWAP Trading Day of the Cash Settlement Averaging Period.

            (C) In the event that the Company elects to settle the Conversion Obligation in accordance with SECTION 10.02(A)(iii)(a), on and after the Conversion Date for a Security, the person in whose name the ADSs, if any, issuable upon conversion of such Security are to be registered shall be treated as the holder of such ADSs, and all rights of the Holder of such Security shall terminate, other than the right to receive the Conversion Settlement Distribution deliverable as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of ADSs until such Holder has converted its Securities into ADSs (to the extent such Securities are convertible into ADSs) or is deemed to be a holder of ADSs, as provided in this
SECTION 10.02(C).

            (D) Except as provided in the Securities or in this ARTICLE X, no payment or adjustment will be made for accrued interest or additional interest on a converted Security or for dividends on any Ordinary Shares represented by the ADSs issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required if such Security is called for Redemption pursuant to SECTION 3.04 and PARAGRAPHS 6 AND 7 of the Securities; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to SECTION 2.12 or otherwise (it being understood that nothing in this SECTION 10.02(D) shall affect the Company's obligations under SECTION 2.12).

            (E) Accrued and unpaid interest (including additional interest, if any) to the conversion date is deemed to be paid in full with the ADSs issued or cash paid upon conversion rather than cancelled, extinguished or forfeited.

            (F) If a Holder converts more than one Security at the same time, the number of full ADSs issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

            (G) Upon surrender of a Security that is converted in part, the Trustee shall, upon receipt of a Company order, authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

            (H) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

      10.03 TAXES ON CONVERSION.

            If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of ADSs upon the conversion. However, such Holder shall pay any such tax or duty which is due because the Holder requests the ADSs to be issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver any certificate representing the ADSs to be issued in a name other than such Holder's name until the Conversion Agent receives certification in writing that all taxes and duties due because such shares are to be issued in a name other than such Holder's name have been paid. Nothing herein shall preclude any tax withholding required by law or regulation within any jurisdiction in which the Company or any successor are organized or resident for tax purposes or through which payment is made (each, as applicable, a "RELEVANT TAXING JURISDICTION"), if such withholding or deduction is required by law or by regulation or governmental policy having the effect of law. In the event that any such withholding or deduction is so required, the Company shall pay to the Holder of each Security such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts which would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

            (A) for or on account of:

                  (i) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

                        (a) the existence of any present or former connection
                  between the Holder or beneficial owner of such Security, and the Relevant Taxing Jurisdiction other than merely holding such Security or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

                        (b) the presentation of such Security (in cases in which
                  presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

                        (c) the failure of the Holder or beneficial owner to
                  comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder's or beneficial owner's nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by law, regulation or administrative practice of the

                  Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

            (ii) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

            (iii) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities; or

            (iv) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i), (ii) or
      (iii); or

      (B) with respect to any payment of the principal of, or premium, if any, or interest on, such Security to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

      Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Security, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

  10.04 COMPANY TO PROVIDE ORDINARY SHARES AND ADSS.

      The Company shall at all times maintain out of its authorized but unissued Ordinary Shares enough Ordinary Shares to permit the issuance of ADSs upon the conversion, in accordance herewith, of all of the Securities. The ADSs, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary's customary practices. All Ordinary Shares represented by the ADSs which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

      The Company shall take all such actions and obtain all such approvals and registrations required for the payment in accordance herewith of ADSs, if any, deliverable upon the conversion of any Security, including the issuance of Ordinary Shares represented by such ADSs, the deposit thereof in accordance with the Deposit Agreement, the acceptance of such ADSs into the book-entry system maintained by the Depositary and the listing of such ADSs on each national securities exchange on which the ADSs are then listed.

      The Company shall maintain, as long as the Securities are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that freely tradeable ADSs can be delivered in accordance herewith upon conversion of the Securities immediately following the earlier of (i) the effective date of the Shelf Registration Statement (as defined in the Registration Rights Agreement) or (ii)

February 12, 2009. The Company shall comply with all securities laws regulating the offer and delivery of ADSs upon conversion of Securities.

      10.05 ADJUSTMENT OF CONVERSION RATE.

            The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (A) In case the Company shall issue Ordinary Shares as a dividend or distribution to holders of all or substantially all of the outstanding Ordinary Shares, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

                               CR' = CR(0) x  OS'
                                             -----
                                             OS(0)

            where,

            CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;

            CR' = the Conversion Rate in effect immediately after the Ex Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

            OS(0) = the number of Ordinary Shares outstanding immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and

            OS' = the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

            Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this SECTION 10.05(A) is declared but not so paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding Ordinary Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

            (B) In case the Company shall distribute to all or substantially all holders of its outstanding Ordinary Shares rights or warrants entitling them (for a period expiring within 45 calendar days after the record date for such distribution) to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per share less than the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the

Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

                               CR' = CR(0) x  OS' + X
                                             ---------
                                             OS(0) + Y

            where,

            CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

            CR' = the Conversion Rate in effect immediately after the Ex Date for such distribution;

            OS(0) = the number of Ordinary Shares outstanding immediately prior to the Ex Date for such distribution;

            X = the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights or warrants; and

            Y = the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

            Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex Date for such distribution. The Company shall not issue any such rights or warrants in respect of Ordinary Shares held in treasury by the Company. To the extent that Ordinary Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex Date for such distribution had not been fixed.

            In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at less than such Closing Sale Price (as divided by the number of Ordinary Shares then represented by each ADS), and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (C) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Ordinary Shares of any class of Share Capital of the Company (other than Ordinary Shares as covered by SECTION 10.05(A)), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by SECTION 10.05(B) or 10.05(D) and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Share Capital, Indebtedness, or other asset or property hereinafter in this SECTION 10.05(C) called the "DISTRIBUTED PROPERTY"), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

                           CR' = CR(0) x   SP(0)
                                         ---------
                                         SP(0)-FMV

            where,

            CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

            CR' = the Conversion Rate in effect immediately after the Ex Date for such distribution;

            SP(0) = the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

            FMV = the fair market value as determined by the Board of Directors of the shares of Share Capital, evidences of Indebtedness, or other assets or property distributed with respect to each outstanding Ordinary Share on the Ex Date for such distribution.

            Such adjustment shall become effective immediately prior to the opening of business on the Ex Date for such distribution; provided that if "FMV" as set forth above is equal to or greater than "SP(0)" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities has the right to receive, for each $1,000 principal amount of Securities, the amount of Distributed Property such holder would have received had such holder owned a number of Ordinary Shares equal to the Conversion Rate on the record date for such distribution multiplied by the number of Ordinary Shares then represented by each ADS, without being required to convert the Securities. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines "FMV" for purposes of this SECTION 10.05(C) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

            With respect to an adjustment pursuant to this SECTION 10.05(C) where there has been a payment of a dividend or other distribution on the Ordinary Shares in shares of any class or series, or similar equity interest, in the Share Capital of or relating to a Subsidiary or other business unit (a "SPIN-OFF"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

                           CR' = CR(0) x FMV(0) + MP(0)
                                         --------------
                                              MP(0)

         Where,

         CR(0) = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

         CR' = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

         FMV(0) = the average of the Closing Sale Prices of the shares or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

         MP(0) = the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on such Trading Day over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

         Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

         Rights or warrants distributed by the Company to all holders of Ordinary Shares, entitling the holders thereof to subscribe for or purchase ADSs or shares of the Company's Share Capital, including Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this SECTION 10.05(C). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the

Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

            For purposes of this SECTION 10.05(C) and SECTIONS 10.05(A) and 10.05(B), any dividend or distribution to which this SECTION 10.05(C) is applicable that also includes Ordinary Shares to which SECTION 10.05(A) applies or rights or warrants to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) to which SECTION 10.05(A) or 10.05(B) APPLIES (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such Ordinary Shares or rights or warrants, to which this SECTION 10.05(C) applies (and any Conversion Rate adjustment required by this SECTION 10.05(C) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Conversion Rate adjustment required by SECTION 10.05(A) and 10.05(B) of this Section with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall under this
SECTION 10.05(C) be substituted as "the Ex Date" within the meaning of SECTION 10.05(A) and SECTIONS 10.05(A) and 10.05(B) any Ordinary Shares included in such dividend or distribution shall not be deemed "outstanding immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be" within the meaning of SECTION 10.05(A) or "outstanding immediately prior to the Ex Date for such distribution" within the meaning of SECTION 10.05(B).

            (D) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

                            CR' = CR(0) x   SP(0)
                                          ---------
                                          SP(0) - C

            where,

            CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

            CR' = the Conversion Rate in effect immediately after the Ex Date for such distribution;

            SP(0) = the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day immediately preceding the Ex Date for such distribution; and

            C = the amount in cash per share distributed to holders of Ordinary Shares in such distribution.

            Such adjustment shall become effective immediately after the opening of business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Ordinary Share is equal to or greater than SP(0) as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall receive on the date on which such cash dividend is distributed to holders of Ordinary Shares, for each $1,000 principal amount of Securities, the amount of cash such holder would have received had such holder owned a number of Ordinary Shares equal to the Conversion Rate on the Ex Date for such distribution multiplied by the number of Ordinary Shares then represented by each ADS, without being required to convert the Securities. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            For the avoidance of doubt, for purposes of this SECTION 10.05(D), in the event of any reclassification of the Ordinary Shares, as a result of which the ADSs represent more than one class of Ordinary Shares, if an adjustment to the Conversion Rate is required pursuant to this SECTION 10.05(D), references in this Section to one Ordinary Share or the Closing Sale Price of one ADS (as divided by the number of Ordinary Shares then represented by each ADS) shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Ordinary Shares equal to the numbers of shares of such class issued in respect of one Ordinary Share in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

            (E) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Ordinary Shares, or ADSs representing Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share, or equivalent payment per Ordinary Share then represented by our ADSs, exceeds the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

                            CR' = CR(0) x  AC + (SP' x OS')
                                           ----------------
                                             OS(0) x SP'

            where,

            CR(0) = the Conversion Rate in effect on the date such tender or exchange offer expires;

            CR' = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

            AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for the Ordinary Shares purchased (directly or in the form of ADSs) in such tender or exchange offer;

            OS(0) = the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

            OS' = the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

            SP' = the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day next succeeding the date such tender or exchange offer expires.

            Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

            No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

            For purposes of this SECTION 10.05 the term "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            The term "EX DATE," (i) when used with respect to any issuance or distribution, means the first date on which the ADSs trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution,
(ii) when used with respect to any share split or combination of shares of Ordinary Shares, means the first date on which the ADSs trades the regular way on such exchange or in such market after the time at which such share split or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the ADSs trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

            (F) In addition to those required by SECTION 10.05(A) through
SECTION 10.05(E), and to the extent permitted by applicable law and the continued listing requirements of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) calendar days or any longer period permitted by law if the Board of Directors determines that such increase would be in the Company's best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the Register provided for in SECTION 2.05 a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any tax to holders of Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

            (G) Without limiting the foregoing, no adjustment to the Conversion Rate need be made

                  (i) upon the issuance of any Ordinary Shares pursuant to any future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Ordinary Shares under any plan;

                  (ii) upon the issuance of any Ordinary Shares, or any option, warrant, right or exercisable, exchangeable or convertible security to purchase Ordinary Shares, pursuant to any future agreements entered into with the Company's suppliers of raw materials or machinery as consideration or inducement to enter into such supply agreement;

                  (iii) upon the issuance of any Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

                  (iv) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding as of the date of this Indenture;

                  (v) for a change in the par value of the Ordinary Shares; or

                  (vi) for accrued and unpaid Interest (including any Additional
            Interest).

            (H) No adjustment shall be made for the Company's issuance of Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities or rights to purchase Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities, other than as provided in this Section.

            (I) In any case in which this Section provides that an adjustment shall become effective immediately after (1) the Ex Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to SECTION 10.05(E) of this Section (each an "ADJUSTMENT DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional Conversion Settlement Distribution or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional ADS pursuant to SECTION 10.02(B). For purposes of this subsection (i), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Ordinary Shares (directly or in the form of ADSs), shares of Share Capital, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

                  (ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Ordinary Shares (directly or in the form of ADSs) pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (J) For the avoidance of doubt, if a holder converts Securities prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Make-Whole Consideration in connection with such conversion.

            (K) In the event that the Company elects to settle the Conversion Obligation in accordance with SECTION 10.02(A)(iii)(c), at and after the close of business on the last VWAP Trading Day (the "RELEVANT DATE") of the related Cash Settlement Averaging Period, the Person in whose names any ADSs issuable upon such conversion are registered shall be treated as the holder of record thereof on such Relevant Date; provided, however, that if any such ADSs constitute Make-Whole Consideration, then the Relevant Date with respect to such shares that constitute Make-Whole Consideration shall instead be deemed to be the later of (i) the last VWAP Trading Day of the related Cash Settlement Averaging Period and (ii) the Effective Date of the Make-Whole Fundamental Change resulting in the Make-Whole Consideration.

            (L) Whenever any provision of this ARTICLE X requires a calculation of Closing Sale Prices or Daily VWAP over a span of multiple days, the Company shall make appropriate adjustments to the Conversion Settlement Distribution (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Conversion Settlement Distribution relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

            (M) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the Ordinary Shares multiplied by the number of Ordinary Shares then represented by each ADS, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue Ordinary Shares represented by the ADSs issuable upon conversion of the Securities at such adjusted Conversion Rate. The Company covenants that all Ordinary Shares represented by the ADSs issuable upon conversion of the Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

            (N) Whenever the Conversion Rate is adjusted as herein provided:

                  (i) The Company shall compute the adjusted Conversion Rate in accordance with SECTION 10.05 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

                  (ii) Upon each such adjustment, a notice stating that the
            Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with SECTION 12.02.

      10.06 NO ADJUSTMENT.

            Notwithstanding anything to the contrary in SECTION 10.05, no adjustment in the Conversion Rate pursuant to SECTION 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion
Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this SECTION 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that (i) if the Company shall mail a notice of Redemption pursuant to SECTION 3.04, or if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to SECTION 10.01(A)(iv) or SECTION 10.01(A)(v), (ii) on February 12 of each year, and (iii) on the date that is twenty-four (24) Scheduled Trading Days prior to, and on each VWAP Trading Day thereafter until, February 15, 2012 any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this SECTION 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this
ARTICLE X shall be made to the nearest cent or to the nearest one-millionth of an ADS, as the case may be.

            If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with SECTION 10.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in SECTION 10.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to SECTION 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

            No adjustment to the Conversion Rate need be made pursuant to
SECTION 10.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of ADSs participate in the transaction (which determination shall be described in a Board Resolution).

            Notwithstanding anything herein to the contrary, in no event shall the Conversion Rate be increased pursuant to SECTION 10.05(b), SECTION 10.05(c),
SECTION 10.05(d) or SECTION 10.05(e) to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed
26.6596 ADSs shares per $1,000 principal amount (the "BCF ADJUSTMENT CAP"); provided, however, that the BCF Adjustment Cap shall be adjusted in the same manner in which the Conversion Rate is to be adjusted pursuant to this ARTICLE X.

      10.07 OTHER ADJUSTMENTS.

            In the event that, as a result of an adjustment made pursuant to
SECTION 10.05 hereof, the Holder of any Security thereafter surrendered for conversion may, subject to the Company's right of election pursuant to SECTION 10.02, become entitled to receive any shares or securities other than ADSs, or if the Ordinary Shares represented by such ADSs become converted, exchanged, reclassified or otherwise changed into other shares or securities, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to ADSs (taking into account the number of Ordinary Shares represented by each ADS immediately prior to such adjustment of the Conversion Rate or such change in the ADSs or Ordinary Shares, as the case may be) contained in this ARTICLE X.

            In the event that the facility for the ADSs maintained with the ADS depositary pursuant to Deposit Agreement is terminated for any reason, but such event does not constitute a Termination of Trading because the Ordinary Shares are then listed for trading on a U.S. national securities exchange, all references herein and in the Securities to the "ADSs", the "Closing Sale Price" and the "Daily VWAP" will be deemed to refer to the "Ordinary Shares", and the "Closing Sale Price" and "Daily VWAP" of the Ordinary Shares, respectively, and other appropriate adjustments will be made to the provisions hereunder and in the Securities to reflect such change.

            In the event that the facility for the ADSs maintained with the ADS depositary pursuant to Deposit Agreement is terminated for any reason, but such event does not constitute a Termination of Trading, then the provisions of
SECTION 3.10 shall apply.

            In the event that the facility for the ADSs maintained with the ADS depositary pursuant to Deposit Agreement is terminated for any reason (whether or not such event constitutes a Termination of Trading), Holders' right to convert Securities into ADSs under this ARTICLE X shall become a right to convert Securities into Ordinary Shares (subject to the Company's right under SECTION 10.02 to deliver cash in lieu thereof) at a Conversion Rate, subject to adjustment from time to time in accordance with this ARTICLE X, equal to (i) the number of Ordinary Shares represented by each ADS immediately prior to such termination, multiplied by (ii) the Conversion Rate applicable immediately prior to such termination, multiplied by (iii) the aggregate principal amount of the Securities being converted divided by $1,000.

      10.08 ADJUSTMENTS FOR TAX PURPOSES.

            Except as prohibited by law the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by
SECTION 10.05 hereof, as it determines to be advisable in order that any share dividend, subdivision of shares, distribution of rights to purchase shares or securities or distribution of securities convertible into or exchangeable for shares made by the Company or to holders of Ordinary Shares or ADSs will not be taxable to the recipients thereof or in order to diminish any such taxation.

      10.09 NOTICE OF ADJUSTMENT.

            Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee, the Conversion Agent and the Securities Agent an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

      10.10 NOTICE OF CERTAIN TRANSACTIONS.

            In the event that:

                  (1) the Company takes any action, or becomes aware of any
            event, which would require an adjustment in the Conversion Rate,

                  (2) the Company takes any action that would require a
            supplemental indenture pursuant to SECTION 10.11, or

                  (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar's books, and to the Trustee, the Conversion Agent and the Securities Agent, a written notice stating the proposed Ex Date, effective date or expiration date, as the case may be, of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 10.10. The Company shall mail such notice at least thirty (30) Scheduled Trading Days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 10.10.

      10.11 EFFECT OF RECLASSIFICATIONS, BUSINESS COMBINATIONS, ASSET SALES AND OTHER CORPORATE EVENTS ON CONVERSION PRIVILEGE.

            Except as provided in SECTION 10.14(E), if any of the following shall occur, namely: (i) any reclassification or change in the Ordinary Shares represented by the ADSs issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Ordinary Shares), (ii) any consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such to which the Company is a party, other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Ordinary Shares, or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, in each case, pursuant to which the Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee and the Securities Agent a supplemental indenture in form reasonably satisfactory to the Trustee and the Securities Agent providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this ARTICLE X) into the kind and amount of cash, securities or other property (collectively, "REFERENCE PROPERTY") receivable upon such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition by a holder of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares then represented by each ADS, and (ii) a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition (assuming, if holders of Ordinary Shares shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the Company shall continue to have the right to elect in accordance with SECTION 10.02 to deliver cash in full or partial settlement of the Conversion Obligation pursuant to SECTION 10.02 with respect to the conversion of any Security and the Conversion Settlement Distribution deliverable upon the conversion of any Security shall be calculated based on the fair value of the Reference Property instead of the Closing Sale Price per Ordinary Share. If holders of Ordinary Shares shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this ARTICLE X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to SECTION 10.05(c), SECTION 10.05(h) or SECTION 10.13, to receive rights or warrants upon conversion or a Security. If, in the case of any such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the cash, securities or other and property receivable thereupon by a holder of Ordinary Shares includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this
SECTION 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, reconstruction, amalgamation or other similar arrangement, or successive sales, transfers, leases, conveyances or dispositions.

            In the event the Company shall execute a supplemental indenture pursuant to this SECTION 10.11, the Company shall promptly file with the Trustee, the Conversion Agent and the Securities Agent an Officer's Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

      10.12 DISCLAIMER OF THE TRUSTEE, THE CONVERSION AGENT AND THE SECURITIES AGENT.

            None of the Trustee, the Conversion Agent or the Securities Agent shall have any duty to determine when an adjustment under this ARTICLE X should be made, how it should be made or what such adjustment should be, but each may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee, the Conversion Agent and the Securities Agent pursuant to SECTION 10.09 hereof. None of the Trustee, the Conversion Agent or the Securities Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and none of them shall be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

            None of the Trustee, the Conversion Agent or the Securities Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.11, but each of them may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, an Opinion of Counsel and the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee and the Securities Agent pursuant to SECTION 10.11 hereof.

      10.13 RIGHTS DISTRIBUTIONS PURSUANT TO ANTI-TAKEOVER PROVISIONS.

            Upon conversion of any Security or a portion thereof, to the extent the Holder thereof receives ADSs upon such conversion, the Company shall make provision for such Holder to receive, in addition to, and concurrently with the delivery of, such ADSs any preferred shares or other securities or rights issued or distributed to holders of Ordinary Shares by the Board of

Directors or the Company pursuant to the anti-takeover provisions in the Company's Articles of Association, whether or not such preferred shares, securities or rights were issued or distributed prior to the time of such conversion, but only to the extent other holders of ADSs would receive such preferred shares or other securities or rights. In the event that, after the date hereof, the Company amends, supplements or supersedes the anti-takeover provisions in its Articles of Association to provide, or if the Board of Directors approve a resolution, for the issuance or distribution of any such preferred shares or other securities or rights to holders of Ordinary Shares, the Company shall provide that the Holders will receive, upon conversion of their Securities, in addition to the consideration otherwise payable hereunder upon such conversion, the such shares, securities or rights, but only to the extent such Holder will receive ADSs upon such conversion and only to the extent other holders of ADSs would receive such preferred shares, securities or rights.

            Any distribution of preferred shares, securities or rights pursuant to such anti-takeover provisions or Board Resolution will not result in an adjustment to the Conversion Rate pursuant to SECTION 10.05(B) and 10.05(C) above if the Company has made proper provision for Holders to receive, to the extent they receive ADSs upon conversion hereunder, to also receive such preferred shares, securities or rights to the same extent as other holders of ADSs in accordance with the terms of the Deposit Agreement.

      10.14 INCREASED CONVERSION RATE APPLICABLE TO CERTAIN SECURITIES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

          (A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the "MAKE-WHOLE CONVERSION PERIOD") that begins on, and includes, the date that is thirty (30) Scheduled Trading Days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in SECTION 10.14(D)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this
SECTION 10.14, otherwise apply to such Security pursuant to this ARTICLE X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

                  The additional consideration payable hereunder on account of any Make-Whole Conversion Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the "MAKE-WHOLE CONSIDERATION."

                  The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the later of (1) the Conversion Settlement Date for such conversion, and (2) the third (3rd) Business Day after the Effective Date of the applicable Make-Whole Fundamental Change.

                                 EFFECTIVE DATE

                       FEBRUARY  FEBRUARY  FEBRUARY  FEBRUARY  FEBRUARY  FEBRUARY
APPLICABLE PRICE       7, 2007   15, 2008  15, 2009  15, 2010  15, 2011  15, 2012
---------------------  --------  --------  --------  --------  --------  --------
$37.51...............    6.15      6.15      6.15      6.15      6.15      6.15
$40.00...............    5.36      5.52      5.47      4.76      4.86      4.49
$45.00...............    3.99      4.01      3.78      3.12      3.10      1.71
$50.00...............    3.00      2.93      2.61      1.93      1.87        --
$55.00...............    2.27      2.16      1.81      1.04      0.99        --
$60.00...............    1.73      1.59      1.25      0.37      0.35        --
$65.00...............    1.32      1.18      0.85        --        --        --
$70.00...............    1.00      0.87      0.58        --        --        --
$75.00...............    0.77      0.64      0.39        --        --        --
$80.00...............    0.58      0.46      0.25        --        --        --
$85.00...............    0.44      0.33      0.16        --        --        --
$90.00...............    0.32      0.24      0.10        --        --        --
$95.00...............    0.24      0.16      0.05        --        --        --
$100.00..............    0.17      0.11      0.03        --        --        --

            (B) As used herein, "MAKE-WHOLE APPLICABLE INCREASE" shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the above table, which corresponds to the effective date of such Make-Whole Fundamental Change (the "EFFECTIVE DATE") and the Applicable Price of such Make-Whole Fundamental Change:

                  provided, however, that:

                  (i) if the actual Applicable Price of such Make-Whole
            Fundamental Change is between two (2) prices listed in the table above under the column titled "Applicable Price," or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title "Effective Date," then the Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty-five (365) day year, as applicable;

                  (ii) if the actual Applicable Price of such Make-Whole
            Fundamental Change is greater than $100.00 per ADS (subject to adjustment as provided in SECTION 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $37.51 per share (subject to adjustment as provided in SECTION 10.14(B)(iii)), then the Applicable Increase shall be equal to zero
            (0);

                  (iii) if an event occurs that requires, pursuant to this
            ARTICLE X (other than solely pursuant to this SECTION 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled "Applicable Price" shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this ARTICLE X, immediately after such adjustment to the Conversion Rate;

                  (iv) each Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this ARTICLE X; and

                  (v) in no event shall the Conversion Rate applicable to any
            Security be increased pursuant to this SECTION 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 26.6596 ADSs per $1,000 principal amount (the "BCF MAKE-WHOLE CAP"); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this ARTICLE X.

            (C) As used herein, "APPLICABLE PRICE" shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Voting Share Change Make-Whole Fundamental Change or an Ordinary Share Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional ADSs or pursuant to statutory appraisal rights) for the Ordinary Shares in such Make-Whole Fundamental Change consists solely of cash, then the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per Ordinary Share in such Make-Whole Fundamental Change multiplied by the number of Ordinary Shares then represented by each ADS, and (b) in all other circumstances, the "Applicable Price" with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per ADS for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

            (D) At least thirty (30) Scheduled Trading Days before the first anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with SECTION 12.02, written notice of, and shall publicly announce, through a reputable national newswire service in the United States, and publish on the Company's website, the anticipated effective date of such proposed Make-Whole Fundamental Change. No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with SECTION 12.02, written notice of, and shall publicly announce, through a reputable national newswire service in the United States, and publish on the Company's website, such Effective Date and the Applicable Increase applicable to such Make-Whole Fundamental Change.

            (E) For avoidance of doubt, the provisions of this SECTION 10.14 shall not affect or diminish the Company's obligations, if any, pursuant to
ARTICLE IV with respect to a Make-Whole Fundamental Change.

            (F) Nothing in this SECTION 10.14 shall prevent an adjustment to the Conversion Rate pursuant to SECTION 10.05 in respect of a Make-Whole Fundamental Change.

                               XI. TAX TREATMENT

      11.01 TAX TREATMENT.

The Company hereby agrees and by purchasing an interest in a Security, each Holder and each Person (including an entity) that acquires a direct or indirect beneficial interest in the Security hereby agrees that such Person shall (except to the extent otherwise required by final administrative or judicial determinations to the contrary) treat the Securities as indebtedness of the Company for all U.S. federal income tax purposes.

      11.02 TAX WITHHOLDING OBLIGATIONS.

            By purchasing an interest in a Security, each Holder and each Person (including an entity) that acquires a direct or indirect beneficial interest in a Security hereby agrees:

            (A) that the Company may withhold any tax, to the extent it is required to do so under any law or regulation (whether based on accrued, constructive or cash income), from any payments of cash or ADSs (including ADSs to be paid upon conversion) to be made to a Holder or Person holding a direct or indirect beneficial interest in a Security or in ADSs received upon conversion of a Security; and

            (B) that if the Company pays any withholding taxes on behalf of a Holder or Person holding a direct or indirect beneficial interest in a Security, as a result of an adjustment to the Conversion Rate or a failure to make an adjustment to the Conversion Rate, the Company may, in its discretion, reduce any payments to such Holder or Person of cash or ADSs (including any ADSs to be paid upon conversion) on the Security by the amounts of any such withholding taxes paid.

                               XII. MISCELLANEOUS

      12.01 TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

      12.02 NOTICES.

            Any notice or communication by the Company, the Trustee or the Securities Agent to one another shall be deemed to be duly given if made in writing and delivered:

            (A) by hand (in which case such notice shall be effective upon delivery);

            (B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

            (C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the other party's address or facsimile number, as applicable, set forth in this SECTION 12.02. Each of the Company, the Trustee and the Securities Agent, by notice to the others, may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

            Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

            All notices or communications shall be in writing.

The Company's address is:

Suntech Power Holdings Co., Ltd.
17-6 Changjiang South Road
New District, Wuxi
Jiangsu Province 214028
People's Republic of China
Attn: Chief Financial Officer
Facsimile:  +86-510-8534-4448
Phone: +86-510-8531-8888

The Trustee and Securities Agent's address is:

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, Delaware  19890-0001
Attention: Corporate Capital Markets/Suntech
Facsimile:  302-636-4145
Phone: 302-636-6000

      12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(h) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Securities Agent, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee or the Securities Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Securities Agent, as applicable:

                  (i) an Officer's Certificate stating that, in the opinion of the signatories to such Officer's Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each signatory to an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate or certificates of public officials as to factual matters, as the case may be, if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

      12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      12.06 RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent, Securities Agent and Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

      12.07 LEGAL HOLIDAYS.

            A "BUSINESS DAY" means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close. A "LEGAL HOLIDAY" is a day that is not a Business Day. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

      12.08 DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

      12.09 GOVERNING LAW.

            The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

      12.10 SUBMISSION TO JURISDICTION

            The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.

            As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

            The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

      12.12 JUDGMENT CURRENCY

            In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars, the Company will indemnify the Trustee and the Security Agents against any loss incurred by the Trustee, the Securities Agent or any other agent as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Trustee, the Securities Agent or any agent is able to purchase United States dollars with the amount of the judgment currency actually received by the Trustee, the Securities Agent or any agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      12.13 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      12.14 SUCCESSORS.

            All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

      12.15 SEPARABILITY.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

      12.16 TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

      12.17 CALCULATIONS IN RESPECT OF THE SECURITIES.

            The Company shall make all calculations under this Indenture and the Securities (including, without limitation, the Daily Principal Returns, the Daily Conversion Values, the Daily Net Shares, the Conversion Price and any adjustments to the Conversion Rate pursuant hereto) in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Securities Agent as requested or required hereunder, and each of the Trustee and the Securities Agent shall be entitled to rely on the accuracy of any such calculation without independent verification. Neither the Trustee or the Securities Agent shall have any obligation to calculate or determine or verify the calculation or determination of the Conversion Rate, the Conversion Price, the Daily Principal Return, the Daily Conversion Values or the Daily Net Shares. The Trustee and/or the Securities Agent shall forward the Company's calculations to any Holder upon request of such Holder.

      12.18 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS.

            None of the Company's past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company's obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                      SUNTECH POWER HOLDINGS CO., LTD.

                                      By: ______________________________________
                                          Name:
                                          Title:

                                   [Indenture]

                                      WILMINGTON TRUST COMPANY

                                      By: ______________________________________
                                          Name:
                                          Title:

                                   [Indenture]

                                                                       EXHIBIT A

                               [Face of Security]

                        SUNTECH POWER HOLDINGS CO., LTD.

Certificate No._______________

    [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

                     0.25% Convertible Senior Note due 2012

                               CUSIP No. 86800CAA2

            Suntech Power Holdings Co., Ltd., a company with limited liability under the laws of the Cayman Islands (the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION dollars ($500,000,000) on February 15, 2012 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

            Interest Payment Dates: February 15 and August 15, with the first payment to be made on August 15, 2007.

            Record Dates: February 1 and August 1.

            The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

                                     A-1-1

            IN WITNESS WHEREOF, Suntech Power Holdings Co., Ltd. has caused this instrument to be duly signed.

                                      SUNTECH POWER HOLDINGS CO., LTD.

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      A-1-2

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned indenture.

WILLINGTON TRUST COMPANY, as Trustee

By:____________________________________
            Authorized Signatory

Dated:__________________________

                                     A-1-3

                              [REVERSE OF SECURITY]

                        SUNTECH POWER HOLDINGS CO., LTD.

                     0.25% CONVERTIBLE SENIOR NOTE DUE 2012

      1. INTEREST. Suntech Power Holdings Co., Ltd, a company with limited liability under the laws of the Cayman Islands (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on February 15 and August 15 of each year, with the first payment to be made on August 15, 2007. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, February 12, 2007, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. MATURITY. The Securities will mature on February 15, 2012.

      3. METHOD OF PAYMENT. Except as provided in the indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of the Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender the Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities , plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of the Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of the Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

      4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, Wilmington Trust Company, (the "SECURITIES AGENT") will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent, Calculation Agent or Conversion Agent without notice.

      5. INDENTURE. The Company issued the Securities under an Indenture dated as of February 12, 2007 (the "INDENTURE") among the Company, Wilmington Trust Company, as trustee (the "TRUSTEE"), and the Securities Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as amended and in effect from time to

                                     A-1-4
time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $500,000,000 aggregate principal amount, except as otherwise provided in the Indenture (except for the Securities issued in substitution for destroyed, mutilated, lost or stolen the Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

      6. OPTIONAL REDEMPTION.

            The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after February 15, 2010, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company will make at least eleven (11) semi-annual interest payments with respect to the Securities prior to redeeming any Securities pursuant to this paragraph.

      7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of the Securities to be redeemed at its address appearing in the security register. The Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

      8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on February 15, 2010 (the "OPTION PURCHASE DATE") at the Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the Option Purchase Date until the close of business on the third (3rd) Business Day immediately preceding the Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that such accrued and unpaid interest shall be paid to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date.

      9. REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related

                                     A-1-5
interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

      10. CONVERSION.

            Conversion Based on Closing Sale Price of Common Stock. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into, at the Company's election, cash, ADSs or a combination thereof, on any Business Day of a calendar quarter after the calendar quarter ending March 31, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price of the Securities in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this paragraph, the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this paragraph to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

            Conversion Upon Satisfaction of Trading Price Condition. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into, at the Company's election, cash, ADSs or a combination thereof, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the "NOTE MEASUREMENT PERIOD") in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety-seven percent (97%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the "TRADING PRICE CONDITION"). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety-seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the "CONVERSION VALUE" per $1,000 principal amount of

                                     A-1-6

Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

            Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 may be surrendered in integral multiples of $1,000 principal amount for conversion into, at the Company's election, cash, ADSs or a combination thereof; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the third (3rd) Business Day immediately preceding the Redemption Date.

            Conversion Upon Certain Distributions. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, if the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to SECTIONS 10.05(h), 10.05(c), 10.05(d) or 10.05(e) of the Indenture, the Securities may be surrendered for conversion in integral multiples of $1,000 principal amount into, at the Company's election, cash, ADSs or a combination thereof beginning on the date the Company mails the notice to the Holders as provided in SECTION
10.10 of the Indenture (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in SECTION 10.05(g) of the Indenture) of the applicable transaction or until the Company announces that such transaction will not take place.

            Conversion Upon Occurrence of Certain Corporate Transactions. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, if either:

      (i) a Fundamental Change occurs; or

      (ii) the Company is a party to a consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement pursuant to which the Ordinary Shares (including Ordinary Shares represented by the ADSs) would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the period that begins on, and includes, the date that is thirty (30) scheduled trading days prior to the date originally announced by the Company as the anticipated effective date of such Fundamental Change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in SECTION 10.01(C) of the Indenture) and ends on, and includes, the date that is thirty
(30) business days after the actual effective date of such Fundamental Change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement; provided, however, that if such Fundamental Change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement shall also constitute a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into, at the Company's election, cash, ADSs

                                     A-1-7
or a combination thereof at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change.

            Conversion During Specific Periods. Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into, at the Company's election, cash, ADSs or a combination thereof at any time during the periods (i) from, and including, January 15, 2010 to, and including, the third business day proceeding February 15, 2010, and (ii) from (and including) November 15, 2011 to, and including, the third business day preceding the maturity date.

            To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

            Upon conversion of a Security, the Holder thereof shall be entitled to receive, at the Company's election, the cash, ADSs or a combination thereof payable upon conversion in accordance with ARTICLE X of the Indenture.

            The initial Conversion Rate is 20.5074 ADSs per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $48.76 per ADS) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest or additional interest on the Securities will be made. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive (other than overdue interest, if any, that has accrued on such Security), unless such Security has been called for Redemption as described in the Indenture.

            The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and ARTICLE X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for SECTION 10.14 of the Indenture, otherwise apply to such Security pursuant to ARTICLE X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

      11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of the Securities may be registered and the Securities may be exchanged as provided in the Indenture. The Securities Agent may require a Holder, among

                                     A-1-8
other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Securities Agent may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Securities Agent, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of twenty (20) days before selecting, pursuant to SECTION 3.03 of the Indenture, the Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of the Securities being redeemed or repurchased in part.

      12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

      13. MERGER OR CONSOLIDATION. Except as provided in the indenture, the Company shall not consolidate or amalgamate with, or merge with or into, or reconstruct or enter into similar arrangements with, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

      14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with SECTIONS 5.01 and 10.11 of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to evidence and provide the acceptance to the appointment of a successor Trustee under the Indenture; (iv) to secure the obligations of the Company in respect of the Securities; (v) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (vi) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; and (vii) to make any changes of a formal minor or technical nature or necessary to correct a manifest error or comply with mandatory provisions of applicable law as evidence by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders of the Securities in any material respect. In addition, the

                                     A-1-9

Company, the Trustee and the Securities Agent may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

      15. DEFAULTS AND REMEDIES.

            If an Event of Default (excluding an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including any additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest (including additional interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee and the Securities Agent under SECTION 7.07 of the Indenture have been paid.

            Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may

                                     A-1-10
withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee and the Securities Agent an annual compliance certificate.

            The Company will pay interest on any overdue installments of interest at the rate per annum of 2.0%.

      16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

      17. TRUSTEE'S AND SECURITIES AGENT'S DEALINGS WITH THE COMPANY. Each of the Trustee and the Securities Agent, and each banking institution, if any, serving as successor Trustee or Securities Agent thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or Securities Agent, as applicable, and to the extent permitted by the TIA.

      18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

      19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

      20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                        SUNTECH POWER HOLDINGS CO., LTD.
                           17-6 Changjiang South Road
                               New District, Wuxi
                             Jiangsu Province 214028
                           People's Republic of China

                                     A-1-11

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_____________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises

Dated:________________________________     _____________________________________
                                           NOTICE: The signature on this
                                           assignment must correspond with the
                                           name as it appears upon the face of
                                           the within Security in every
                                           particular without alteration or
                                           enlargement or any change whatsoever
                                           and be guaranteed by a guarantor
                                           institution participating in the
                                           Securities Transfer Agents Medallion
                                           Program or in such other guarantee
                                           program acceptable to the Registrar.

Signature Guarantee: ___________________________________________________________

                                     A-1-12

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)      ____    to the Company or any Subsidiary thereof, or

(2)      ____    pursuant to, and in compliance with, the exemption from
                 registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)      ____    pursuant to, and in compliance with, the exemption from
                 registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)      ____   pursuant to, and in compliance with, an exemption from
                registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)      ____   pursuant to an effective registration statement under the
                Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "Affiliate") as defined in Rule 144 under the Securities Act of 1933, as amended:

            The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:___________________________        Signed:________________________________
                                         (Sign exactly as name appears on the
                                         other side of this Security)

Signature Guarantee:____________________________________________________________

                                     A-1-13

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________________     _______________________________________
                                         NOTICE: To be executed by an executive
                                         officer

                                     A-1-14

                                CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: |_|

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                               $_________________

If you want the certificate representing the ADSs, if any, issuable upon conversion made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date:_______________________     Signature(s):__________________________________

                                 _______________________________________________
                                 (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                 _______________________________________________
                                 (All signatures must be guaranteed
                                 by a guarantor institution
                                 participating in the Securities
                                 Transfer Agents Medallion Program
                                 or in such other guarantee program
                                 acceptable to the Securities
                                 Agent.)

                                     A-1-15

                                 PURCHASE NOTICE

Certificate No. of Security: _______________

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.09 of the Indenture, check the box: [ ]

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.10 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.09 or 3.10 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

                       $____________________________________
                         (in an integral multiple of $1,000)

Date:_____________________         Signature(s):________________________________

                                   (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                   _____________________________________________
                                   (All signatures must be guaranteed by a
                                   guarantor institution participating in the
                                   Securities Transfer Agents Medallion Program
                                   or in such other guarantee program acceptable to the Securities Agent.)

                                     A-1-16